As filed with the Securities and Exchange Commission on February___, 2005
                      Registration Statement No. __________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

      --------------------------------------------------------------------


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

      --------------------------------------------------------------------

                         MONEY CENTERS OF AMERICA, Inc.
                 (Name of small business issuer in its charter)

          Delaware                          6099                    23-2929364
(State or Other Jurisdiction of     (Primary Standard         (I.R.S. Employer
  Industrial Incorporation or   Classification Code Number)  Identification No.)
       Organization)


      --------------------------------------------------------------------

         700 South Henderson Road, Suite 325, King of Prussia, PA 19406
--------------------------------------------------------------------------------

                                 (610) 354-8888
      --------------------------------------------------------------------

          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

      --------------------------------------------------------------------

               Christopher M. Wolfington, Chief Executive Officer
                         Money Centers of America, Inc.
                       700 South Henderson Road, Suite 325
                            King of Prussia, PA 19406
                                 (610) 354-8888
            (Name, Address and Telephone Number of Agent for Service)

      --------------------------------------------------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             Lawrence D. Rovin, Esq.
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

      --------------------------------------------------------------------

      Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time as all of the shares of common stock registered hereunder have been sold.

      [If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                      Proposed Maximum         Proposed
        Title of Each Class            Amount to be    Offering Price      Maximum Aggregate         Amount of
   of Securities Being Registered       Registered    Per Share(1)        Offering Price (1)     Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Shares of Common Stock........     6,977,343 shares       $0.65             $5,360,428              $533.80
--------------------------------------------------------------------------------------------------------------------
  Total.........................     6,977,343 shares       $0.65             $5,360,428              $533.80
====================================================================================================================

--------------------------------

      The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.






















1 Estimated solely for the purposes of calculating the registration fee. The proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices on February 9, 2005 as reported on the NASD Over-the-Counter Bulletin Board.

SUBJECT TO COMPLETION.  DATED                                , 2005.
                              -------------------------------

                                   PROSPECTUS

                         Money Centers of America, Inc.
                        6,977,343 Shares of Common Stock




         An aggregate of 6,977,343 shares of common stock of Money Centers of America, Inc. covered by this prospectus are being offered and sold from time to time by certain of our stockholders hereinafter referred to as the selling stockholders. All of these shares are being registered for resale only. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The shares of our common stock that we are registering by this prospectus will be offered for sale by the selling stockholders, from time to time, at prevailing market prices or in negotiated transactions.

         Our common stock is eligible for quotation on the Over-the-Counter Bulletin Board and is quoted under the Symbol "MCAM".

         We are obligated to register a total of 25,000 shares of our common stock standing in the name of the selling stockholders pursuant to the terms of subscription agreements between certain of the selling stockholders and us. We are voluntarily registering the remaining shares of our common stock covered by this prospectus.

         The selling stockholders may be deemed underwriters within the meaning of the Securities Act of 1933 in connection with such sales.

         These securities are speculative and involve a high degree of risk. For a discussion of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page __.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         The date of this prospectus is                              , 2005
                                        -----------------------------

                                TABLE OF CONTENTS

                                                                          Page

Summary.....................................................................1

Risk Factors................................................................4

Business....................................................................9

Legal Proceedings..........................................................15

Cautionary Statement For Forward-Looking Statements........................17

Management's Discussion and Analysis or Plan of Operations.................17

Directors, Executive Officers, Promoters and Control Persons...............27

Executive Compensation.....................................................28

Security Ownership Of Certain Beneficial Owners And
 Management and Related Stockholder Matters................................31

Selling Holders............................................................32

Plan of Distribution.......................................................34

Use of Proceeds............................................................36

Certain Relationships and Related Party Transactions.......................36

Description of Securities..................................................37

Disclosure of Commission Position on Indemnification
 for Securities Act Liabilities............................................38

Market for Common Equity and Related Shareholder Matters...................38

Experts....................................................................40

Legal Matters..............................................................40

Where You Can Find More Information........................................40

                                     SUMMARY

         This summary highlights important information included in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" beginning on page 4.

                                    Business

         We are a single source provider of cash access services to the gaming industry. We have combined state-of-the-art technology with personalized customer services to deliver the best in ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. As the top suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to identify fragmented segments of the market to capitalize on merger and acquisition targets of synergistic companies that support our business model.

         We intend to become a leading innovator in cash access and financial management services for the gaming industry. Our business model is specifically focused on specialty transactions in the cash access segment of the funds transfer industry. We deploy our services on a full service basis by providing hardware, software and processing services to our customers. We also deploy our services through licensing agreements pursuant to which we license to our customers the right to use our technology and our customers provide their own hardware, service and maintenance.

         We have identified the gaming industry as a niche segment within the funds transfer industry that has significant growth opportunities. We believe there is significant value to having a proprietary position in each phase of the transaction process in the niche markets where management has a proven track record. We are confident that our full service and technology license deployment strategy positions us to meet the needs of any gaming facility or jurisdiction in the United States.

         We have a team of experienced executives in the financial services and gaming industries who have identified an opportunity to capitalize on the need for an experienced, aggressive, service oriented company to provide a full range of funds transfer services to the gaming and retail markets.

         We currently have contracts to provide some or all of the cash access services in 27 locations across the United States

         In 2004, our cash access technology facilitated 6,961,351 transactions totaling $740,391,213.

         Our offices are located at 700 South Henderson Road, Suite 325, King of Prussia, PA 19406. Our telephone number is (610) 354-8888.

                                  The Offering

Shares offered by the selling
 stockholders                               6,977,343.

Common stock outstanding                    25,001,978 shares.

Use of proceeds                             The selling stockholders will
                                            receive the net proceeds from the
                                            sale of the shares offered by this
                                            prospectus. We will receive none of
                                            the proceeds from the sale of shares
                                            offered by this prospectus.

                       Description of Selling Stockholders

         In this prospectus we are registering the resale of up to 6,977,343 shares of our common stock by 16 of our stockholders that either purchased shares of our common or warrants exercisable for shares of our common stock in private placement offerings or received shares of our common stock as a result of our redomestication merger in October 2004.

                         Summary Consolidated Financial
                               and Operating Data

         The following table sets forth summary consolidated historical financial data for the fiscal years ended March 31, 2004 and March 31, 2003 and for the six-month periods ended September 30, 2004 and September 30, 2003. You should read this information in conjunction with "Management's Discussion and Analysis or Plan of Operations" as well as the consolidated financial statements and their related notes included elsewhere in this prospectus.



                                         Fiscal Year Ended                          Six Months Ended
                              ---------------------------------------    --------------------------------------
                                  March 31,             March 31,          September 30,        September 30,
                                     2004                 2003                  2004                2003
                              ------------------ --------------------    ------------------ -------------------
                                                                            (Unaudited)          (Unaudited)
Statement of Income Data:

Revenues                      $       6,980,574  $         3,211,256     $       9,382,410  $        3,076,080

Operating Expenses                    6,407,069            2,440,295             7,882,187           2,524,748
                              ------------------ --------------------    ------------------ -------------------

Gross Profit                            573,505              770,961             1,500,223             551,332

Selling, general and
  administrative expenses             6,398,542              796,807             1,119,203             444,170

Depreciation and

  Amortization                         - - -               - - -                   778,715              83,284
                              ------------------ --------------------    ------------------ -------------------
                                     (5,825,037)             (25,846)             (397,695)             23,878
Income (loss) from
  operations

Other income (expense), net            (809,549)             476,882            (1,009,886)            (85,253)

Net income (loss)             $      (6,634,586) $           451,036     $      (1,407,581) $          (61,375)
                              ------------------ --------------------    ------------------ -------------------
Net income (loss) per
  share -- basic and diluted  $           (1.77) $              0.14     $           (0.26) $            (0.02)


                                                           September 30
                                                                2004
                                                     ---------------------------

Balance Sheet Data:
Working Capital                                      $               (6,288,833)
Total assets                                                         10,417,254
Total liabilities                                                    11,112,591
Stockholders' deficit                                                  (695,337)

                                 RISK FACTORS

         You should carefully consider the risks described below, together with all of the other information included in or incorporated by reference in this prospectus, before making an investment decision. We believe that the risks and uncertainties described below are the material risks that we face. The risks and uncertainties set forth below, however, are not the only risks that we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose all or part of your investment.

         Significant expansion of our operations may require additional expenses, and these efforts may strain our management, financial and operational resources.

         If we cannot effectively manage our growth, then our ability to provide services will suffer. Our reputation and our ability to attract, retain and serve our customers depend upon the reliable performance of our products and ATMs, as well as our infrastructure and systems. We anticipate that we will expand our operations significantly in the near future, and further expansion will be required to address the anticipated growth in our user base and to capitalize on market opportunities. To manage the expected growth of our operations and personnel, we will need to improve our existing systems and implement new systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. Though historically we have managed our growth effectively, there is no guarantee we will be able to effectively manage our growth in the future. If we are unable to manage growth effectively or if we experience disruption during our expansion, then our business will suffer and our financial condition and results of operations will be seriously affected. In addition, though we are in the process of renewing our existing lines of credit, we will require additional financing in order to execute our expansion plans. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. If adequate funds are not available, then we may be required to delay, reduce or eliminate our expansion plans.

         We have approximately $8,335,878 in indebtedness and approximately $2,186,476 in accounts payable, commissions payable and accrued expenses. If we are unable to satisfy these obligations, then our business will be adversely effected.

         As of September 30, 2004, we had indebtedness in the aggregate principal amount of approximately $8,335,878 and accounts payable, commissions payable and accrued expenses of approximately $2,186,476. Though our operating profits are sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business will be adversely affected. Certain of these obligations are secured by security interests in substantially all of our assets granted to the lender. Accordingly, if we are unable to satisfy these obligations, then our lender may sell our assets to satisfy the amounts due under these loans. Any such action would have an adverse effect on our business.

         Our independent auditors have raised substantial doubt about our ability to continue as a going concern.

         Due to our accumulated deficit of $10,224,394 as of March 31, 2004, our net losses and cash used in operations of $6,634,586 and $128,948, respectively, for the year ended March 31, 2004, our independent auditors have raised substantial doubt about our ability to continue as a going concern. While we believe that our present plan of operations will be profitable and will generate positive cash flow, there is no assurance that we will generate net income or positive cash flow in 2005 or at any time in the future.

         Our business is concentrated in the gaming industry.

         Our business currently is concentrated in the casino gaming industry, and our plan of operation contemplates that we will continue to focus on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming or the rate of expansion of the gaming industry, changes in laws or regulations affecting casinos and related operations or the occurrence of other adverse changes in the gaming industry, would have a material adverse effect on operations.

         Most of our agreements with casinos are of a short duration and may not be renewed.

         Our agreements with casino operators typically have initial terms of one to five years, with renewal clauses. There can be no assurance that our contracts will be renewed. We rely principally on our relationships with the casino operators, rather than on the terms of our contracts, for the continued operation of our funds transfer services. However, if our contracts expire and customers do not elect to renew them, then our revenues will be adversely affected.

         Our contracts with Indian tribes are subject to claims of sovereign immunity.

         We have entered into agreements with Indian tribes. Indian tribes in the United States generally enjoy sovereign immunity from lawsuits, similar to that of the United States government. The law regarding sovereign immunity is unsettled. Though some of our contracts provide for a limited waiver of immunity for the enforcement of our contractual rights, if any Indian tribe defaults on our agreements and successfully asserts its right of sovereign immunity, our ability to recover our investment, or to originate and sell future Indian gaming transactions, could be materially adversely affected.

         We face collection risks in cashing checks presented by casino patrons.

         Like all companies engaged in the funds transfer business, we face certain collection risks, especially with respect to check cashing services. We attempt to minimize collection risks by utilizing disciplined procedures in processing transactions. Nevertheless, our operations would be adversely affected by any material increase in aggregate collection losses. Though we have been effective in managing our credit risk in the past, we cannot predict whether we will incur significant losses with respect to our check cashing services in the future or whether such losses would have a material, adverse effect on our financial condition.

         We are subject to licensing requirements and other regulations.

         We are subject to licensing requirements and other regulations in many states and by Native American tribal entities. Regulators have significant discretion to deny or revoke licenses. If we are unable to obtain a license required to do business in a certain state or with a certain Native American tribe, or if such a license is revoked, there would be significant negative consequences, including possible similar action by other regulatory entities. In addition, government laws and regulations may include limitations on fees charged to consumers for cash access services (although no such limitations currently exist). Changes in laws and regulations could have a material, adverse effect on our operations.

         The exercise of stock options at prices below the market price of our common stock could cause a decrease or create a ceiling on the market price of our common stock.

         The exercise of issued and outstanding stock options into 3,125,000 shares of our common stock at an estimated average exercise price of $.01 per share, will be below the market price of our common stock. The existence of these options may have a depressing effect on the market price of our common stock, and the exercise of these options, if accompanied by a sale of the shares of common stock issued on exercise, may result in a decrease in the market price of our common stock.

         Our success depends on market acceptance of our products and services.

         We believe that our ability to increase revenues, cash flow and profitability will depend, in part, upon continued market acceptance of our products and services, particularly our credit card cash advance products, POS Debit, CreditPlus, ATM and check cashing products. We cannot predict whether market acceptance of our existing products and services will continue or that our new products and services will receive any acceptance from the marketplace. Changes in market conditions in the gaming industry and in the financial condition of casino operators, such as consolidation within the industry or other factors, could limit or decrease market acceptance of our products and services. Most of our business is based on one to five year agreements with casino operators. We have been successful in renewing these agreements and in attracting new customers. However, insufficient market acceptance of our products and services could have a material, adverse effect on our business, financial condition and results of operations.

         We might expand through acquisitions, which may cause dilution of our common stock and additional debt and expenses.

         Any acquisitions of other companies may result in potentially dilutive issuances of our equity securities and the incurrence of additional debt. We plan to seek acquisitions and joint ventures that will complement our services, broaden our consumer base and improve our operating efficiencies. Acquisitions involve numerous additional risks, including difficulties in the assimilation of the operations, services, products and personnel of acquired companies, which could result in charges to earnings or otherwise adversely affect our operating results. There can be no assurance that acquisition or joint venture opportunities will be available, that we will have access to the capital required to finance potential acquisitions, that we will continue to acquire businesses or that any acquired businesses will be profitable.

         Our success will be largely dependent upon our key executive officers and other key personnel.

         Our success will be largely dependent upon the continued employment of our key executive officers and, particularly, our continued employment of Christopher M. Wolfington. The loss of Mr. Wolfington's services would have a material adverse effect on our operation. Although Mr. Wolfington has entered into an employment agreement with us, and owns approximately 71.2% of our issued and outstanding common stock, there is no assurance that Mr. Wolfington will continue his employment with us. In addition, we do not presently maintain insurance on Mr. Wolfington's life. Although we believe that we would be able to locate a suitable replacement for Mr. Wolfington if his services were lost, we cannot assure you that we would be able to do so. In addition, our future operating results will substantially depend upon our ability to attract and retain highly qualified management, financial, technical and administrative personnel. Competition for highly talented personnel is intense and can lead to increased compensation expenses. We cannot assure you that we will be able to attract and retain the personnel necessary for the development of our business.

         We will be in competition with companies that are larger, more established and better capitalized than we are.

         The cash access services industry is highly competitive, rapidly evolving and subject to constant change. Our principal competitors in the credit/debit card cash advance area are Global Cash Access, LLC, Cash & Win and Game Financial Corporation, Cash Systems, Inc. and FastFunds Financial Corp. Some of our competitors have:

     o greater financial, technical, personnel, promotional and marketing resources;
     o    longer operating histories;
     o    greater name recognition; and
     o    larger consumer bases than us.

         We believe that existing competitors are likely to continue to expand their products and service offerings. Moreover, because there are few, substantial barriers to entry, we expect that new competitors are likely to enter the cash access services market and attempt to market financial products and services similar to our products and services, which would result in greater competition. We cannot be certain that we will be able to compete successfully with these new or existing competitors.

         Shares of our common stock lack a significant trading market.

         Shares of our common stock are not eligible for trading on any national or regional exchange. Our common stock is eligible for trading in the over-the-counter market on the Over-The-Counter Bulletin Board. This market tends to be highly illiquid. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our common stock. There can be no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade on the Over-The-Counter Bulletin Board as opposed to securities that trade on a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume.

         Our shares of common stock are subject to penny stock regulation.

         Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 which are not registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

          o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

          o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

          o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

          o a toll-free telephone number for inquiries on disciplinary actions;

          o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

          o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

          o    the bid and offer quotations for the penny stock;

          o the compensation of the broker-dealer and its salesperson in the transaction;

          o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

          o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

         A provision in our Amended and Restated Certificate of Incorporation requires 5% holders of our common stock to consent to background checks by state and Native American regulators and statutory provisions to which we are subject may have the effect of deterring potential acquisition proposals.

         Many of the regulatory authorities that approve our licensing and many of the Indian tribes with which we may do business perform background checks on our directors, officers and principal shareholders. As a consequence, our Amended and Restated Certificate of Incorporation provides that a person may not hold 5% or more of our securities without first agreeing to:

          o    consent to a background investigation,

          o    provide a financial statement and

          o    respond to questions from gaming regulators and/or Indian tribes.

Stockholders holding less than 5% of our outstanding securities could also be subject to the same requirements. Such requirements could discourage acquisition of large blocks of our securities, could depress the trading price of our common stock and could possibly deter any potential purchaser of our company.

         Our directors may be subject to investigation and review by gaming regulators in jurisdictions where we are licensed or have applied for a license. Such investigation and review of our directors may have an anti-takeover effect.

         We do not intend to pay cash dividends on our shares of common stock.

         The future payment of dividends will be at the discretion of our Board of Directors and will depend on our future earnings, financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that any earnings that may be generated from our operations will be retained by us to finance and develop our business and that dividends will not be paid to stockholders. Accordingly, the only income that our stockholders may receive will be derived from the growth of our stock price, if any.

                                    BUSINESS
General

         We are a single source provider of cash access services to the gaming industry. We have combined state-of-the-art technology with personalized customer services to deliver the best in ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. As the top suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to offer a full range of cash access services as well as to identify merger and acquisition candidates with discrete product offerings that complement our existing offerings and will further support our business model.

         We intend to become a leading innovator in cash access and financial management services for the gaming industry. Our business model is specifically focused on specialty transactions in the cash access segment of the funds transfer industry. We provide a complete package of hardware, software and processing services to our customers. We also offer a transaction management system through licensing agreements pursuant to which we license to our customers the right to use our technology and our customers provide their own hardware, service and maintenance.

         We have identified the gaming industry as a niche segment within the funds transfer industry that has significant growth opportunities. We believe there is significant value to having a proprietary position in each phase of the transaction process in the niche markets where management has a proven track record. We are confident that our full service and technology license deployment strategy positions us to meet the needs of any gaming facility or jurisdiction in the United States.

         We currently have contracts to provide some or all of the cash access services in 27 locations across the United States

         In 2004, we facilitated 6,961,351 transactions totaling $740,391,213.

Products

         We have developed four primary products: credit/debit card cash advance, CreditPlus Credit Services, Automatic Teller Machines ("ATM's") and check cashing solutions. These products are the primary means by which casinos make cash available to gaming customers. We believe that we have a distinct advantage in the cash access industry because we offer all four of these services. Currently we provide these services on a direct, full-service basis using our hardware, software and personnel. We have commenced offering our customers a transaction management system under which the casino licenses our software systems and uses its own hardware, personnel and capital to provide the cash access services to its customers.

         Credit/Debit Card Cash Advance.

         In March 2001, we introduced our first credit/debit card cash advance ("CCCA") product. Our CCCA products allow casino patrons to obtain cash from their credit card, or checking account in the case of debit transactions, through the use of our software and equipment.

         In order to initiate a transaction, gaming patrons visit one of our ATMs or kiosks located on the casino floor. Each kiosk houses a point-of-sale terminal ("POS") equipped with our software. The ATM or kiosk terminal will prompt the customer to swipe his/her credit or debit card and enter the dollar amount requested. The terminal will then dial our centralized processing center that electronically contacts the appropriate bank for an authorization or disapproval. If authorized, the terminal will direct the customer to a casino cage. Once at the cage, the customer will present his/her credit/debit card and driver's license. A cage cashier will swipe the credit/debit card in one of our terminals, which communicates with our central servers. After finding the kiosk-approved transaction, a printer attached to the cage terminal will generate a company check. The cashier will give the customer cash in the amount

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

requested after he/she endorses the system-generated check. The check is then deposited by the casino into its account for payment from one of our bank accounts and we debit the customer's credit card. This transaction can be accomplished without the gaming customer using a personal identification number. For credit card advances, customers pay a service charge typically between 6% and 9% of the amount advanced.

         We believe that we have several competitive advantages over competing providers of CCCA services. First, our casino clients are able to access player tracking and other valuable information from our website on a daily basis. This information is collected when a customer uses our CCCA product. Competing systems offer limited reporting, which typically is only available via hard copy weeks after the month has ended. Our reporting is Internet-based and allows customers to custom design a system to meet their reporting requirements. In addition, customers have access to their information twenty-four hours a day, seven days a week. Unique features of our PC-based systems are color, touch-screen monitors, integration of all products in one interface, signature capture technology and transaction prompting.

         ATMs

         Automated Teller Machines or "ATMs" are a growth market spurred on by the development of less expensive "dial-up" automatic teller machines and the opportunity to charge users transaction surcharges of up to $5.00 per disbursement. We have access to all major bank networks and equipment suppliers. Due to the highly fragmented nature of the ATM business, this service is highly competitive, which has eroded margins and revenue growth potential. We are currently providing gateway services to a wide range of national, regional and international debit, credit and EBT networks. Additional links are being established, including direct connections to national merchants as well as third party, authorization and EBT providers. In addition to providing ATMs in conjunction with other services, we have contracts to provide free-standing ATMs to 20 customers and we currently operate 71 ATMs at those locations.

         Check Cashing

         Check cashing services are provided at all of our casino operations. When a casino patron requests check cashing at one of our service desks, we initiate a check verification process using identification procedures and software systems. Each transaction also provides additional data for our customer database, which can be used in assessing the creditworthiness for the particular customer. The system and software permit information to be gathered and reported in an efficient and timely manner. We have designed and implemented a credit rating system that utilizes this customer database to determine whether a casino customer's check should be cashed. Check cashing involves the risk that some cashed checks will be uncollectible because of insufficient funds, stop payment orders, closed accounts or fraud. This risk of collection is greater in new locations where the amount of data in our database is smaller. Unlike all other companies providing check services, we do not use a credit scoring system, as a credit scoring system will decline many checks that we believe are acceptable risks. Currently, we only guarantee checks that are cashed in one of our full service money centers, where our employees are facilitating the transaction.

         A second option for check cashing services is a check guarantee and check verification process in which the casino uses POS terminals to scan the customer's check and request remote authorization. We have formed an alliance with a third party provider to offer this service option to our customers. We intend to either acquire a company operating in this segment of the industry or to build a proprietary system to offer this service to our customers.

         A third option is for a casino to license our proprietary check-cashing software and manage its own check cashing services. For a monthly licensing fee, we will install and support our proprietary Windows-based check-cashing software and train casino personnel regarding its proper use. This software can either stand-alone or integrate with our credit card advance system. This is the same software that we use in our full service money centers. This program streamlines the process from check approval through collection of bad checks. Casinos will have access to our national database that will provide check credit histories for customers in casinos nationwide. Since most casinos wish to manage this process internally, we believe that there is significant revenue opportunity for this product.

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

         CreditPlus Credit Services

         Casinos in traditional gaming markets, like Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These casinos issue credit internally and rely on specialized credit reporting in their risk management decisions. Significant capital investment in technology is required for these credit transactions to be executed efficiently. Prior to the launch of our Credit Plus product there was only one company providing the specialized credit reporting that the gaming industry relies on for their credit decisions.

         Until recently, casinos in the $15 billion dollar a year Indian gaming market had little or no ability to utilize credit issuance in their operations. Under the state law compacts governing their operations, the majority of Indian casinos are prohibited from offering credit to customers. Further, the capital requirements necessary to develop the internal ability to offer credit on a prudent basis prevented smaller properties from developing the capability. The absence of a third party credit issuer capable of facilitating these transactions compounded the problem.

         Our Credit Plus platform allows players in Indian casinos to receive credit for the first time and, based on an average transaction fee of 10%, CreditPlus positions us to be at the forefront of what we estimate to be a $2 Billion market. Currently we have a strong market position in providing credit guarantee and credit management services to this highly profitable market.

         The Credit Plus product has three distinct elements: Credit Reporting, Credit Management and Credit Guarantee.

                  Credit Reporting. CreditPlus provides access to credit reporting for casino transactions.

                  Credit Management. Like our check cashing management software, Credit Plus can be used to streamline the credit process from approval through collection of bad debt. Casinos will have access to the CreditPlus system that will provide check and credit histories for casino and retail patrons. Since many casinos wish to manage this process internally, we believe there is significant revenue opportunity with this product.

                  Credit Guarantee. Casino and retail customers can also access cash through CreditPlus credit guarantee. The customer will fill out a CreditPlus application. Upon approval, the CreditPlus system will generate a marker for an amount up to the credit line that we approved. Each marker is effectively a check drawn on the customer's checking account that we agree to hold for up to 30 days. Most markers are repaid prior to the end of the holding period. Fees are based on state regulations and the amount of time that we hold the marker. In many cases, the customer will return to our location prior to our deposit of the marker and request that a new holding period be established in exchange for an additional fee. These transactions are approved and facilitated at our full service money centers and shortly will be available through the casino cage via an approval code transmitted through the CreditPlus system.

                  In addition to our four core services, we have developed our "Cash Services Host Program." Under the program, we have specially trained and equipped employees, known to the casino and identifiable as our Cash Services Hosts, deployed on the casino floor. The Cash Services Hosts are available to casino customers to provide cash access services at the gaming table or slot machine, thus eliminating the need for the customer to leave the gaming table or slot machine to obtain funds. This is viewed as an amenity by the customer and increases the gaming activity thereby enhancing the casino's revenues. By making our services more accessible to the customer, it increases our transaction activity and revenues.

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

Business Objectives

         Our business strategy is to focus in the following three areas to maximize growth and return on investment for our business:

1. Technology Development: Develop proprietary technology to manage and execute the funds transfer transactions that are a part of our core business while providing us with a competitive advantage in the markets that we serve. This will enable us to maximize market penetration and realize significant profit margins.

2. Mergers/Acquisitions: To identify and acquire companies for acquisition that either have a strategic and financial fit to our long-term business model, leverage our technology, or provide immediate market dominance.

3. Sales: We will continue to successfully and aggressively market our services in the casino and retail markets.

         Technology Development. Due to ownership changes, personnel changes and antiquated systems, the niche markets in the funds transfer industry that we have identified have seen a substantial turnover in management, expertise and industry direction. We believe that these markets are ripe for a state of the art funds transfer system that will position us as the leader in the industry.

         We have identified the following applications that we believe create immediate value and will provide us with a competitive advantage in our core markets.

          o    Integrated PC based POS transaction management system.

          o Web or VPN based credit reporting system specific to the transactions executed in Money Centers' core markets.

          o    Proprietary Transaction Gateway.

          o    Ticket Redemption Machines (TRM).

          o    Multi-purpose kiosks.

         With few exceptions, our competition is operating on systems that are outdated with few value-added capabilities. Our development personnel can develop customized applications that will result in us being more competitive in the marketplace and experiencing higher profit margins from new accounts.

         Due to the growing variety of transactions that we are able to facilitate, we have identified the opportunity to create a proprietary transaction gateway for our services. This gateway will allow us to initiate, execute and control all transactions executed through our installed customer base. This strategy allows for faster integration and installation of new accounts whether obtained through sales or acquisitions. Furthermore, as we execute our acquisition strategy, the gateway will provide a seamless integration of acquired components of the transaction process.

         Development of the gateway has also enabled us to offer our casino customers a transaction management system that they can license from us in order to process and facilitate their own transactions without using a vendor. This has advantages for both the casino, which can control the cash access services and generate incremental revenues, and for us as we can support a much larger customer base within the need for substantial capital expenditures, on-site personnel and the additional working capital needed to fund transactions

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

         Mergers/Acquisitions. We believe that we can accelerate penetration into the markets we serve, while leveraging our management and technology, through strategic acquisitions. Our primary targets will be those companies that:

          o Produce high margins in a niche segment of the funds transfer industry;

          o Have a sustainable value proposition independent of the synergies with our company;

          o Provide services similar to those that we provide to our customers;

          o    Execute similar POS transactions in different market segments; or

          o Utilize third party POS transaction management systems for their transaction processing.

     We believe that this strategy will be beneficial to us because:

          o    Focusing  on  companies   with   historically   high  margins  is
               consistent with our business plan.

          o The acquisition of competing companies gives us the ability to immediately "up sell" our CreditPlus and other products resulting in new revenue and greater profits from acquired accounts.

          o    We  can  maximize  our  return  on   investment   on   technology
               development strategy by leveraging our technology into new segments of the funds transfer industry.

          o By eliminating the third party POS system and installing our newly developed system, we can immediately and significantly increase cash flow, while obtaining a critical mass of new locations.

The Casino Gaming Market

         Casino gaming in the United States has expanded significantly in recent years. Once found only in Nevada and New Jersey, casino gaming has been legalized in numerous states, including land-based casinos on Indian lands and elsewhere, on riverboats and dockside casinos, and at horse racing venues. The growth in gaming has resulted from legalization of gaming in additional jurisdictions and the opening of new casinos in existing markets, as well as from an overall increase in gaming activity.

         Though the geographic expansion of casino gaming has slowed, we anticipate continued growth as states struggle to fill large revenue gaps in their state budgets. We also anticipate continued growth in the Indian Gaming market as tribes are more successful at negotiating more stable and long-term compacts with their respective state governments. The expansion of casino gaming has generated a corresponding demand for ancillary services, including cash access services in casinos. Third parties provide cash access services to most casinos pursuant to contracts with the casino operator. We believe that the principal objective of casino operators in providing or arranging for such services is to promote gaming activity by making funds available to casino customers on a convenient basis. In some cases, however, the casino operator may view such services as a potential profit center separate from the gaming operations.

         Our business currently is concentrated in the casino industry and it contemplates that its operations will continue to be focused on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming, a reduction in the rate of expansion of casino gaming, changes in laws or regulations affecting casinos and related operations, or other adverse changes in the gaming industry would have a material adverse effect on our operations. We will continue our business plan to identify market segments outside of gaming to diversify our revenue base while maintaining our operating margins. Until this objective is achieved, there will always be a risk that our current revenue is highly dependent on the success of the gaming industry.

         Increased competition has prompted casino operators to seek innovative ways to attract patrons and increase the frequency of return visits. We believe that efficient and confidential access to cash for casino patrons contributes to increased gaming volume. Credit/debit card cash advances, markers, check cashing and ATMs are the three primary methods used by casinos to provide their patrons with quick and efficient access to cash. Virtually all casinos in the United States currently offer at least one of these services on their premises. While some casino operators provide such services themselves, most casinos' cash access services are provided by third parties pursuant to contracts with the casino operators. We are unique in that we provide multiple options for the delivery of these services. We offer systems that are run from the casino's cage, systems that we operate with our employees out of leased space in the casino, and we offer host programs where our employees facilitate transactions remotely from the slot machine or gaming table.

Customer Profile

         There are no boundaries when identifying potential casino customers. In the near future, we will focus our marketing efforts on Native American Markets, Las Vegas, Atlantic City, other commercial properties and riverboats.

         We operate our cash access services pursuant to agreements with the operators of the host casinos or approved resellers. Such agreements typically have initial terms of one to five years, with renewal clauses. In most of the agreements, either party may cancel the agreement with cause if the breach is not cured within thirty days. We rely principally on our relationship with the casino operators rather than on the terms of our contracts for the continued operation of our cash access services. While there can be no assurance that the agreements will be renewed after their initial terms, we believe that our relationships with the casinos in which we operate are good.

Government Regulation

         Many states and Tribal entities require companies engaged in the business of providing cash access services or transmitting funds to obtain licenses from the appropriate regulating bodies. Certain states require companies to post bonds or other collateral to secure their obligations to their customers in those states. State and Tribal agencies have extensive discretion to deny or revoke licenses. We have obtained the necessary licenses and bonds to do business with the casinos where we currently operate, and will be subject to similar licensing requirements as we expand our operations into other jurisdictions.

         As part of our application for licenses and permits, members of our board of directors, our officers, key employees and stockholders holding five percent or more of our stock must submit to a personal background check. This process can be time consuming and intrusive. If an individual is unwilling to provide this background information or is unsatisfactory to a licensing authority, we must have a mechanism for making the necessary changes in management or stock ownership before beginning the application process. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses necessary for the conduct of our business.

         Many suppliers to Native American casinos are subject to the rules and regulations of the local tribal gaming commission. These gaming commissions have authority to regulate all aspects of casino operations, including vendor selection. Some gaming commissions require vendors to obtain licenses and may exercise extensive discretion to deny or revoke licenses. We have obtained the necessary licenses or approvals from the appropriate tribal gaming commissions where we operate. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses and approvals necessary for the conduct of our business.

         Our business may also be affected by state and federal regulations governing the gaming industry in general. Changes in the approach to regulation of casino gaming could affect the number of new gaming establishments in which it may provide cash access services.

Competition

         We have focused to a large extent on providing cash access services to the gaming industry. In the cash access services market, we compete primarily with Global Cash Access, LLC, Cash & Win, Game Financial Corporation, Cash Systems, Inc. and FastFunds Financial Corp. Competition is based largely on price (i.e., fees paid to the casino from cash access service revenues), as well as on [breadth of services provided,] quality of service to casino customers and value-added features such as customer information provided to the casino. It is possible that new competitors may engage in cash access services, some of which may have greater financial resources. If we face significant competition, we may have a material adverse effect on our business, financial condition and results of operations. We cannot predict whether we will be able to compete successfully against current and future competitors.

Employees

         We currently have 62 full time employees, of which 56 employees are engaged in operations, two in sales and marketing, and four in finance, administration and management functions.

         None of our employees are covered by a collective bargaining agreement, and we believe that we have a good relationship with our employees.

Description of Property

         Our corporate headquarters is located at 700 South Henderson Road, Suite 325, King of Prussia, Pennsylvania 19406 and occupies approximately 1,800 square feet of office space. These offices are located in a building owned by affiliates of our chief executive officer. Although historically this space was provided at no cost, we have entered into a lease that will require us to begin making market rate lease payments for the use of this office space and our future rent for this office space will be approximately $2,800 per month. We also have an equipment staging and technology office located in Golden Valley, Minnesota. The current lease obligation for the Minnesota office is approximately $738 per month. We believe that our current facilities are adequate to conduct our business operations for the foreseeable future. If these premises were no longer available to us, we believe that we could find other suitable premises without any material adverse impact on our operations.

                                LEGAL PROCEEDINGS

         On March 24, 2004, we filed a complaint in United States District Court for the District of Delaware against Equitex, Inc. and its wholly-owned subsidiary, Chex Services, Inc. d/b/a Fastfunds ("Chex"). In the complaint, we allege that Equitex and Chex committed numerous breaches of the terms of the November 3, 2003 Stock Purchase Agreement pursuant to which we were to have acquired Chex from Equitex, including (i) false representations and warranties related to terminated Chex casino contracts and over $600,000 in bad debts, (ii) material misrepresentations in SEC filings, (iii) entering into a material financing transaction in violation of the covenant not to enter into transactions outside the ordinary course of business, and (iv) failure to proceed in good faith toward closing, including notifying iGames that Equitex could not close on the transaction as structured. These breaches entitled us to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of our transaction costs (estimated at over $750,000) from Equitex and Chex. Our complaint also states that Chex wrongfully and tortiously declared a default under the $2,000,000 promissory note that we issued to Chex in connection with our acquisition of Available Money, and that Equitex and Chex tortiously interfered with our relationship with our senior lender. We seek to recover the $1,000,000 termination fee and transaction costs together with significant damages that resulted from the defendants' breaches and tortuous conduct.

         On March 23, 2004, Equitex filed an action in Delaware state court concerning the same Stock Purchase Agreement at issue in the Delaware federal action that we filed, alleging that Equitex was entitled to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of transaction costs. We removed this action to the Delaware federal district court. We are vigorously defending this action and believe that Equitex's and Chex's claims are unfounded. We have filed a counterclaim that restates the claims made in the federal action that we filed.

         On March 15, 2004, Chex filed a complaint in the District Court of the State of Minnesota for the County of Hennepin against us alleging that we defaulted on interest payments on a $2,000,000 promissory note evidencing our obligation to repay a loan that Chex extended to us in connection with our acquisition of Available Money (the "Minnesota Complaint"). The Minnesota Complaint seeks payment of the principal balance of the loan and accrued interest thereon. Chex initially alleged that we are liable to them for a penalty fee of $1,000,000 as the result of the alleged termination by Equitex of the November 3, 2003 Stock Purchase Agreement, but have since waived their claims to the penalty fee. We subsequently removed the Minnesota Complaint to the United States District Court for the District of Minnesota. On June 23, 2004, the United States District Court for the District of Minnesota transferred this action to the United States District Court for the District of Delaware. This case and the two Delaware federal court actions described above have since been consolidated by the United States District Court for the District of Delaware. On November 12, 2004, the Delaware District Court judge denied Chex's motion for summary judgment for sums allegedly due on the $2,000,000 promissory note on the basis that the facts surrounding the alleged default on the note and the termination of the Stock Purchase Agreement were substantially interrelated and that resolution of the issues raised by Chex's motion would have to await trial. We are vigorously defending this action and believe that Chex's claims lack merit.

         On July 15, 2004, the former stockholders of Available Money, Inc. filed a lawsuit in the United States District Court for the District of Delaware against us and Christopher M. Wolfington, our Chief Executive Officer. The complaint arises out of our purchase of the capital stock of Available Money, Inc. pursuant to the Stock Purchase Agreement and alleges that we failed to make required payments of the purchase price set forth in the Stock Purchase Agreement. In addition, the former stockholders of Available Money also filed a Motion for a Standstill Order/Temporary Restraining Order that the court denied without a hearing. As we have paid or tendered to the former Available Money stockholders all consideration now due to them under the Stock Purchase Agreement, we believe that this lawsuit is frivolous. Accordingly, we believe that the suit was filed for inappropriate purposes and will vigorously defend against this action and seek sanctions for filing of a frivolous suit. We anticipate filing counterclaims against Helene Regen and Samuel K. Freshman seeking a substantial reduction in the purchase price and other damages and remedies based on fraud and misrepresentations by them in connection with the transaction. We recently filed a separate action against Howard Regen which also seeks a substantial reduction in the purchase price and other damages and remedies based on fraud and misrepresentations by him in connection with the transaction. In the action against Howard Regen, we filed a motion for temporary restraining order and for injunctive relief at the same time we filed the complaint. Howard Regen immediately entered into a Consent Order which gave us the immediate relief we were seeking. The court has scheduled a bench trial on our request for injunctive relief which will take place on March 11, 2005.

         On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. The suit also raises claims for fraudulent misrepresentation and intentional interference with contractual relations. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game that exceeds what was agreed to. This matter is still in the pleadings stage and iGames has moved to dismiss the plaintiff's claims for fraudulent misrepresentation and intentional interference with contractual relations, as well as to strike all claims for punitive damages. We are vigorously defending this action and believe that Lake Street's claims lack merit.

         In addition, we are from time to time, during the normal course of our business operations, subject to various litigation claims and legal disputes. We do not believe that the ultimate disposition of any of these matters will have a material adverse effect on our consolidated financial position, results of operations or liquidity.

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               CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," anticipate," believe," estimate," continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those included in this prospectus under the heading "Risk Factors." The following discussion should be read in conjunction with our Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis of the results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this prospectus. These statements have been prepared in accordance with accounting principles generally accepted in the United States. These principles require us to make certain estimates, judgments and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and related liabilities. On a going forward basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

History

         We were formed as a Delaware corporation in 1999. From October 1999 until March 2001, we were a development company focusing on the completion of a Point of Sale ("POS") transaction management system for the gaming industry. In March 2001, we commenced operations with the launch of the POS system at the Paragon Casino in Marksville, LA.

         On January 2, 2004, iGames Entertainment, Inc. acquired us pursuant to our merger with and into a wholly-owned subsidiary of iGames formed for that purpose. In addition, on January 6, 2004, iGames acquired Available Money, Inc., an operator of free-standing ATM machines in casinos. The business operations of Available Money were combined with our business operations. As a result of the acquisition of Available Money and our continued growth, we currently provide services in 27 locations across the United States.

         Our acquisition by iGames was accounted for as a reverse acquisition. Although iGames was the legal acquirer in the merger, we were the accounting acquirer since our shareholders acquired a majority ownership interest in iGames. Consequently, our historical financial information is reflected in the financial statements prior to January 2004. All significant intercompany transactions and balances have been eliminated. We do not present pro forma information, as the merger was a recapitalization and not a business combination.

         On October 15, 2004, pursuant to an Agreement and Plan of Merger dated as of August 10, 2004 (the "Merger Agreement") by and between iGames and us, iGames was merged with and into us. Pursuant to the Merger Agreement, the holder of each share of iGames' common stock received one share of our common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of our common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' January 2004 acquisition of us (the "Merger Warrants"), are deemed options and warrants to purchase the same number of shares of our common stock with no change in exercise price. The Merger Warrants were cancelled in exchange for 1.15 shares of our common stock for each share of common stock purchasable thereunder.

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

         As a result of this merger, iGames ceased to exist as a corporation and we succeeded to the registration of iGames under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act"), pursuant to the provisions of Rule 12g-3(a) promulgated under the Act. iGames was registered, and filed reports, under the Act with the Securities and Exchange Commission (the "Commission") in accordance with Section 12(g) of the Act.

         In addition, as a result of this merger, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws govern the rights of our stockholders. We have also assumed administration of the iGames' Amended and Restated 2003 Stock Incentive Plan. iGames had a fiscal year that ended on March 31. We presently have a fiscal year that ends on December 31. We have retained our December 31 fiscal year and intend to file an Annual Report on Form 10-KSB covering the transition period. Our common stock is now quoted on the Over-the-Counter Bulletin Board under the symbol "MCAM."

         Our business model is to be an innovator and industry leader in cash access and financial management services for the gaming industry. Within the funds transfer and processing industries there exists niche markets that are capable of generating substantial operating margins without the requirement to process billions of dollars in transactions that is the norm for the industry. We believe there is significant value to having a proprietary position in each phase of the transaction process in the niche markets where management has a proven track record. The gaming industry is an example of such a market and is currently where we derive the majority of our revenues. We have identified other markets with similar opportunities, however we have not executed any plans to exploit these markets at this time.


Current Overview

         The acquisition of Available Money was completed in January 2004. We are continuing to aggressively pursue our integration of this acquisition into our business and to complete the conversion of all processing of the Available Money cash services business over to the systems we utilize. We anticipate that the conversion process will be completed by April 2005.

         We have also restructured our management team and closed our Florida office to streamline our operations and reduce our selling, general and administrative expenses. We began realizing these reductions in September 2004. In addition, commencing in the fourth quarter of 2004, we are negotiating more favorable contracts with our credit card processors and our vault cash providers for the former Available Money operations. We anticipate that these new contracts will lower our operating expenses beginning in 2005.

         We are confident that we have sufficient capacity to handle additional customer accounts using our current systems and infrastructure. We commenced operations at three new full service casino locations, in September 2004, October 2004 and February 2005, with no increase in general and administrative expenses. While our interest expense has been higher than we anticipated, we are in the process of arranging the re-financing of our lines of credit to reduce the interest rates we pay on our lines of credit, which will lower our expenses and contribute to our profitability.

         We seek to avoid litigation and to minimize our exposure to potential claims arising in the normal course of our business and as a result of our acquisitions. Despite these efforts, we have been named as a defendant in several legal proceedings described in the section of this prospectus entitled Legal Proceedings beginning on page [29]. We are confident that it is in our best interests to defend these claims and to pursue counterclaims where we believe that we are likely to obtain a favorable result. During the six months ended September 30, 2004, we have incurred approximately $270,000 in legal fees related to these legal proceedings and anticipate incurring a substantial amount of additional legal fees related to these legal proceedings.

         We generate revenues from transaction fees associated with each unique service we provide, including ATMs, credit card advances, POS Debit, check cashing, markers and various other financial instruments. We receive our fees from either the casino operator or the consumer who is requesting access to their funds. The pricing of each transaction type is determined by evaluating risk and costs associated with the transaction in question. Accordingly, our transaction fees have a profit component built into them. Furthermore, reimbursement for electronic transactions are guaranteed by the credit or debit networks and associations that process the transactions as long as procedures are followed, thereby reducing the period of time that trade accounts receivable are outstanding to several days.

         Companies providing cash access services to the gaming industry face some unique challenges and opportunities in the next ten years. Many companies in the industry have merged, been acquired or have recapitalized in order to capitalize on the trends identified in the gaming industry.

         Historically, providers of cash access services to the gaming industry had cash flow margins that were generally higher than those experienced in the funds transfer and processing industries. Growing competition and the maturing of the market has resulted in a decline in these margins as companies have begun marketing their services based on price rather than innovation or value added services. This trend is highlighted by the number of companies that promote revenue growth and an increased account base but experience little increase in net income. This trend is magnified by the fact that the largest participant in the industry has close to 70% market share and has begun to forgo margin in order to retain business. Companies that can adapt to the changing market and can create innovative products and services stand at the forefront of a new wave in revenue and profit growth.

         Substantially all gaming facilities provide ATM services, credit card cash advances, debit, and/or check cashing services to their customers. Services are typically outsourced and provided on an exclusive basis for an average of two to five years. Each year, approximately 400 accounts totaling $300 million in revenue are put out to bid. Currently there are five major companies, including us, that have proprietary systems to compete for this business. Although this market has matured from a pricing perspective, the demand for the services from the end user is still strong.

         Like most maturing markets, the companies that succeed are those that are capable of reinventing themselves and the markets they serve. We believe that smaller gaming properties will always look to have cash access services provided in the traditional manner However, there are several major trends occurring in the gaming industry that will have a major impact on our industry and will determine which companies emerge as industry leaders:

          1. Consolidation of major casino companies that will put pressure on other major casino companies to follow suit and will put pressure on smaller casino companies to focus on service and value added amenities in order to compete.

         The trend towards consolidation of the major gaming companies has continued and will make it difficult to continue to offer our services in the traditional manner. The economics are too compelling for the gaming operators not to consider internalizing these operations in order to generate additional revenue and profits to service the debt associated with the consolidation. Our preparation has continued to position us to capitalize on this trend. We have prepared for this change and have already begun to offer our systems and services through the issuance of Technology and Use Agreements for a transaction management system. Instead of outsourcing the cash services operations, we have begun to offer turn-key processing capabilities for internal use by the casino. This means casinos will license our technology so they can operate and maintain their own cash access services, including the addition of their merchant card processing. Our size makes us uniquely capable of adapting to this change. Though the license agreements do not have the same revenue potential as a traditional cash services contract, the net income derived from these agreements is higher, the user agreements are for a longer period of time and we do not have the same capital expenditures or vault cash requirements that we experience in performing traditional cash access services. Furthermore, our larger competitors have spent years trying to conceal the economic benefits of this type of offering because their large infrastructure is designed to only support an outsourced solution.

          2.   Ticket In-Ticket Out technology growth exceeding expectations.

         The first major casino company to remove coins from the casino floor was Caesars Palace in Atlantic City, NJ. Since then, slot machine manufacturers have developed a technology that prints and accepts bar-coded tickets at the slot machine instead of accepting or dispensing coins. It was originally anticipated that it would take 10-15 years for the industry to fully adopt this technology. It appears it may only take half this amount of time. This presents a problem to casino operators. They now have tens of thousands of bar-coded tickets a day that need to be redeemed for cash. This has paved the way for self-service ticket redemption technology so customers do not have to go to the casino cage in order to redeem their tickets. The initial ticket redemption machines placed in service have proven to be too big and too expensive. Most casino operators have to wait until budget season to appropriate the necessary funds in order to even consider the acquisition of the required equipment. We believe this functionality will ultimately reside on the ATM machine thus eliminating the requirement to purchase new equipment and eliminating the need to remove a slot machine to make room for a stand-alone ticket redemption device. We are developing technology that will allow ticket-redemption functionality on our cash access devices. There is still the problem of security with the bar-coded ticket, which is as good as cash. Many casino operators will refuse to allow vendors to handle the tickets for security and fraud concerns. This is an additional economic benefit of our plan to have the casino operator internalize their cash access services because only the casino's personnel will handle the tickets in the situations where they are licensing our services.

          3. Execution of long-term and stable compacts for Indian Casinos in numerous state jurisdictions has made traditional capital more readily available paving the way for a new wave of expansion and the resulting need for new sources of revenue and customer amenities.

         Recent shortfalls in state budgets have brought the tribal and state governments together to execute long-term compacts that meet the financial needs of both parties. In recent years, California, Arizona, New Mexico and Wisconsin are just a few examples of this development. The added financial stability for Indian casinos has made traditional capital more readily available to tribes, leading many tribes to undertake expansion of casino facilities and operations.

         In order to support this expansion, Indian casino operators will seek new sources of revenues and new amenities to attract and retain more quality customers. One of the most critical customer amenities in casino operations is the availability of credit. Traditional gaming markets, such as Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These markets issue credit internally and rely on specialized credit reporting in their risk management decisions. Significant capital investment in technology is required for these transactions to be executed efficiently. However, within the $15 billion dollar Indian Gaming market there are virtually no credit services currently available. Approximately 26 of 29 states that have approved Indian Gaming do not allow the Tribes or their respective casinos to issue credit. The lack of credit play is also due to the lack of a third party credit issuer that is capable of facilitating the transactions. Our Credit Plus platform allows Indian casinos to issue credit to players, providing Indian casinos with a guest amenity that is already widely accepted in traditional jurisdictions.

         Our Cash Services Host Program is uniquely aimed at capitalizing on the need for new profitable guest amenities. Where most guest amenities require additional expenses, this service helps the casino operator generate more revenues. This service allows customers to facilitate cash access transactions from the slot machine or gaming table. Our hosts are available to bring the transaction to the guest, which is viewed as a valuable customer amenity, while driving more money to the gaming floor for the casino operator.

         Organic growth through sales by internal salespeople is usually the most efficient and profitable growth strategy in the cash services business. Much of our historical growth has occurred in this manner. We realize that recognizing industry trends is no assurance of success. We have also complimented our internal sales strategy by creating relationships with independent sales organizations that have established relationships with gaming operators nationwide. Although our sales commissions will be higher at gaming establishments entered through this sales channel, we will not be burdened with the up-front salary, travel and entertainment costs associated with the traditional internal sales approach. We continue to view strategic acquisitions as part of our business plan to obtain the critical mass we believe is necessary to compete effectively in our industry.

         This parallel strategy of sales, acquisitions and product development is capital intensive and presents substantial risk. There is no guarantee that we will be able to manage all three strategies effectively.

         We believe that it is necessary to increase our working capital position so that we can capitalize on the profitable trends in the industry while maintaining and servicing our current customer base and integrating acquired operations such as Available Money. Without sufficient working capital, we would be forced to utilize working capital to support revenue growth at the expense of executing on our integration and conversion plans. This would result in substantially higher operating costs without the assurance of additional revenues to support such costs.


Critical Accounting Policies

         In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our consolidated results of operations, financial position and in liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results.

         Check Cashing Bad Debt. The principal source of bad debts that we experience are due to checks presented by casino patrons that are ultimately returned by the drawer's bank for insufficient funds. We account for these check cashing bad debts on a cash basis. Fees charged for check cashing are recorded as income on the date the check is cashed. If a check is returned by the bank on which it is drawn, we charge the full amount of the check as a bad debt loss. If the bank subsequently honors the check, we recognize the amount of the check as a negative bad debt. This conservative accounting policy may at times overstate the impact of bad checks on our financial results, and adoption of a different accounting policy could have a material impact on our reported results.

         Goodwill and Long-Lived Intangible Assets. The carrying value of goodwill as well as other long-lived intangible assets such as contracts with casinos is reviewed if the facts and circumstances suggest that they may be impaired. With respect to contract rights in particular, which have defined terms, this will result in an annual adjustment based on the remaining term of the contract. If this review indicates that the assets will not be recoverable, as determined based on our discounted estimated cash flows over the remaining amortization period, then the carrying values of the assets are reduced to their estimated fair values in accordance with Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("FAS 144"). The calculation of fair value includes a number of estimates and assumptions, including projections of future income and cash flows, the identification of appropriate market multiples and the choice of an appropriate discount rate.

         Stock Based Compensation. We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations.

         Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148 (See New Accounting Pronouncements), which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.


Results of Operations
Six Months Ended September 30, 2004 vs. Six Months Ended September 30, 2003


                                                     Six Months Ended      Six Months Ended
                                                       September 30,         September 30,
                                                         2004 ($)               2003 ($)           Change ($)
                                                    ------------------     ----------------       -----------
Net (Loss)                                              (1,407,581)              (61,375)         (1,346,206)
Revenues                                                 9,382,410             3,076,080           6,306,330
Operating Expenses                                       7,882,187             2,524,748           5,357,439
Selling, General and Administrative Expenses             1,119,203               444,170             675,033
Depreciation and Amortization                              778,715                83,284             695,431
Other Income (Expenses), net                            (1,009,886)              (85,253)           (924,633)

         Our net loss increased during the six months ended September 30, 2004 due to non-recurring expenses related to the integration of the Available Money business into our business, higher interest expenses related to our increased sales volume and high legal expenses related to legal proceedings that we anticipate may continue throughout 2004 and 2005.

         Our revenues increased by approximately 205% during the six months ended September 30, 2004 as compared to the six months ended September 30, 2003. Our same store revenues increased by 31% during the six months ended September 30, 2004 as compared to the six months ended September 30, 2003. In addition, we experienced increased transaction volume. In calendar year 2003, our POS system facilitated 892,915 transactions (75% increase over calendar year 2002) totaling $140,536,954 (44% increase over calendar year 2002) generating over $5.5 million in revenue (63% increase over calendar year 2002). Assuming no additional customer sales, for calendar year 2004 we are on pace to facilitate over 7.0 million transactions totaling over $750,000,000. During the six months ended September 30, 2004, our POS system facilitated 3,507,332 transactions (63% increase over the six months ended September 30, 2003) totaling $373,655,828 (358% increase over the six months ended September 30, 2003) generating over $9.3 million in revenues (205% increase over the six months ended September 30, 2003). Our results of operations and revenue growth exceeded expectations though our number of new accounts was lower than anticipated. However, in early 2004, we were successful in launching two major products that will contribute to our future success; CreditPlus and our Cash Services Host Program, both of which are continuing to generate new revenues and profits for us.

         Our operating expenses increased during the six months ended September 30, 2004 due to the transaction processing expenses and casino commissions related to the increase in our transaction volume. In addition, some of the new casino contracts provided for higher casino commissions than under our existing contracts. Also, based on our higher level of operations, we had 51 operations employees at September 30, 2004 as compared to 43 operations employees at September 30, 2003, which resulted in additional compensation and benefits expenses.

         Our selling, general and administrative expenses increased during the six months ended September 30, 2004 primarily due to $270,000 in legal fees related to pending legal proceedings. Other factors contributing to the increase in selling, general and administrative expenses include additional travel expenses of approximately $34,000 related to the set-up of two new casino locations and additional management compensation of approximately $192,000. The additional management compensation was offset by a reduction of dividend distributions of $47,500. In addition, accounting fees increased by approximately $19,000 and insurance increased by approximately $9,000 due to the purchase of directors' and officers' insurance, which we did not have during the six months ended September 30, 2003 as we were a private company during that period.

         Our depreciation and amortization expenses increased during the six months ended September 30, 2004 due to our higher level of fixed and intangible assets that we purchased to support our increased level of operations.

         Our other expenses increased during the six months ended September 30, 2004 mostly due to a $921,540 increase in interest expense. This increase was due to us having $6,175,878 of our lines of credit used at September 30, 2004 at an average interest rate of 15.1% as opposed to $976,161 of our lines of credit used at September 30, 2003 at an average interest rate of 11.2%. We have been continuing our efforts and are on schedule to re-finance our vault cash for all of our operations. We anticipate that new agreements will be executed during the fourth quarter of 2004, allowing us to begin realizing potential reductions in interest expense during the first quarter of 2005.


Fiscal Year Ended March 31, 2004 ("Fiscal 2004") vs. Fiscal Year Ended March 31,
 2003 ("Fiscal 2003")


                                                  Fiscal 2004 ($)      Fiscal 2003 ($)         Change $
                                                  ---------------      ---------------        -----------
Net Income (Loss)                                    (6,634,586)           451,036            (7,085,622)
Revenues                                              6,980,574          3,211,256             3,769,318
Operating Expenses                                    6,407,069          2,440,295             3,966,774
Selling, General and Administrative Expenses          6,398,542            796,807             5,601,735
Other Income (Expenses)                                (809,549)           476,882            (1,286,431)


         Our net loss increased in Fiscal 2004 due to approximately $5,560,000 in non-cash compensation expenses incurred as a result of issuing options to purchase 3,120,000 shares of our common stock at a below market exercise price to employees and consultants, an approximate $418,000 loss on impairment of intangible assets and an approximate $131,000 write-off of obsolete inventory, both of which were incurred as a result of our decision to focus on our cash access services business and to cease pursuing our former plan of operations. We also experienced additional general and administrative expenses of approximately $650,000 related to our acquisition of Available Money, our merger with Money Centers and our terminated acquisition of Chex Services, Inc.

         Our revenues increased in Fiscal 2004 due to Money Centers' addition of the Sycuan Casino as a customer, which resulted in approximately $4,000,000 in additional revenues, and the acquisition of Available Money at the beginning of the fourth quarter of fiscal 2004, adding 91 ATM's at 18 locations throughout the United States. In addition, Money Centers experienced increased transaction volume. We were successful in launching two major products that are essential to our future success; CreditPlus and our Cash Services Host Program, both of which are currently generating new revenues and profits.

         Our operating expenses increased in Fiscal 2004 due to the transaction processing expenses and casino commissions related to the increase in our transaction volume. In addition, some of the new casino contracts provided for higher casino commissions than under our existing contracts. Also, based on our higher level of operations, we had 38 operations employees at the end of Fiscal 2004 as compared to 23 operations employees at the end of Fiscal 2003, which resulted in additional compensation and benefits expenses and non-cash compensation expense due to the grant of 270,000 options to these employees at below market exercise prices.

         Our selling, general and administrative expenses increased in Fiscal 2004 due to non-cash compensation expenses incurred as a result of issuing options to purchase 2,850,000 shares of our common stock at a below market exercise price to employees and consultants. The issuance of these securities was necessary in order to ensure the retention of our management team, the retention of Money Centers' key employees and the recruitment of our independent directors. We also experienced additional general and administrative expenses of approximately $650,000 for legal fees, accounting and auditing fees, travel and other expenses related to our acquisition of Available Money, our merger with Money Centers and our unsuccessful effort to acquire Chex Services, Inc.

         Our other expenses increased due to an approximate $418,000 loss on impairment of intangible assets and an approximate $131,000 write-off of obsolete inventory, both of which were incurred as a result of our decision to focus on our cash access services business and to cease pursuing our former plan of operations. In addition, we incurred additional interest expense due to higher interest rates charged by our senior lender and a larger amount of cash advanced under our vault cash lines of credit to provide the cash necessary to service our additional transaction volume. In Fiscal 2003, our other income was due to a gain on forgiveness of indebtedness. A similar gain did not occur in Fiscal 2004.


Off-Balance Sheet Arrangements

         There were no off-balance sheet arrangements during the fiscal quarter ended September 30, 2004 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.


Changes in Financial Position, Liquidity and Capital Resources


                                                          Six Months      Six Months
                                                            Ended            Ended
                                                        September 30,    September 30,
                                                           2004 ($)        2003 ($)           Change ($)
                                                        -------------    -------------        ----------
Net Cash Provided by Operating Activities                   223,891         (134,123)           358,014
Net Cash Used by Investing Activities                       (67,924)        (277,268)           209,344
Net Cash Provided (Used) by Financing Activities            822,115          377,385            444,730

         Net cash provided by operating activities increased during the six months ended September 30, 2004 primarily due to increased depreciation and amortization and a significant increase in accounts payable, accrued expenses and commissions payable, offset by our significant net loss and increases in prepaid expenses.


         Net cash used by investing activities decreased during the six months ended September 30, 2004 due to a significant decline in the amount of tangible and intangible assets purchased and the amount of deferred financing costs.


         Net cash provided by financing activities increased during the six months ended September 30, 2004 due to increases in our lines of credit and advances from officers offset by decreases in notes payable and an increase in the amount of restricted cash.


         Our available cash equivalent balance at September 30, 2004 was approximately $1,210,000 and was approximately $100,115 at December 31, 2004. From inception through March 31, 2003, we raised an aggregate of approximately $2,500,000 in capital through the sale of our equity securities. In addition, we issued two 10% convertible promissory notes in the aggregate principal amount of $250,000 to one investor. In October 2002, this investor converted a $150,000 note into 300,000 shares of our common stock, and from July 2003 through December 2003, we repaid an additional $90,000 of this debt. We intend to repay the remaining principal balance of this note of $10,000 in 2005.


         A significant portion of our existing indebtedness is associated with our vault cash line of credit of $3,000,000 with Mercantile Capital, L.P., which we use to provide vault cash for our operations. Vault cash is not working capital but rather the money necessary to fund the float, or money in transit, that exists when customers utilize our services but we have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions. Although these funds are generally reimbursed within 24-48 hours, a significant amount of cash is required to fund our operations due to the magnitude of our transaction volume. Our vault cash loan accrues interest at the base commercial lending rate of Wilmington Trust Company of Pennsylvania plus 10.75% per annum on the outstanding principal balance, with a minimum rate of 15% per annum, and has a maturity date of May 31, 2005. Our obligation to repay this loan is secured by a first priority lien on all of our assets. The outstanding balance on our vault cash line of credit fluctuates significantly from day to day based on activity and collections, especially over weekends. On peak days, the outstanding amount frequently is in excess of $3,000,000. However, our lender has indicated that it is willing to fund overadvances. We are in the process of negotiating with several parties for new vault cash facilities that we expect will include higher borrowing limits and reduced interest expense.


         Vault cash for our ATM operations at locations where we do not provide full cash access services (primarily former Available Money customers) is provided by our ATM processing provider under the terms of the ATM processing agreement, for an interest rate equal to the ATM processor's cost of funds, which currently is Prime minus 5/8%.


         iGames incurred $6,000,000 of debt associated with its acquisition of Available Money. $2,000,000 of this indebtedness was paid by tender of an aggregate of 1,470,590 shares of our common stock to the previous shareholders of Available Money. The terms of the Stock Purchase Agreement allow for certain purchase price adjustments associated with this indebtedness that may lower the actual amount we are required to pay, based on the renewal rates of contracts scheduled to expire or otherwise terminable in 2004. Due to the nonrenewal of a significant number of these contracts, as of the date of this prospectus, we have (i) withheld $150,000 of the purchase price set forth in the Stock Purchase Agreement, (ii) cancelled all 1,470,590 shares issued to the former shareholders of Available Money, and (iii) demanded repayment of approximately $2,112,000 of the purchase price already paid to them in cash, as well as approximately $135,000 for reimbursement of expenses that they are obligated to pay pursuant to the Stock Purchase Agreement. While we have submitted bids to continue servicing some of these customers, there are other bidders and there can be no assurance that these bids will be accepted. While the termination of these contracts will adversely affect Available Money's revenues in 2005, we believe that we have or will locate a sufficient number of new customers to offset on a consolidated basis the decreases caused by these contract cancellations.


         An additional $2,000,000 of this indebtedness is a loan provided by Chex Services, Inc. We have filed suit against Chex Services regarding certain breaches to the term note evidencing our obligation to repay this loan and breaches to a Stock Purchase Agreement entered into by the parties in November 2003. It is our position that the damages we suffered as a result of the breaches by Chex Services, Inc. exceed the principal amount of this loan. We will continue to record this note as a liability until a judgment is rendered in the lawsuit.


         The final $2,000,000 of this indebtedness is a bridge loan provided by Mercantile Capital, L.P. This bridge loan accrues interest at an annual rate of 17% and has a maturity date of May 1, 2005. Our obligation to repay this loan is secured by a first priority lien on all of our assets. We intend to refinance this obligation in early 2005. We paid a facility fee of $41,000 in connection with this loan.


         On December 1, 2003, we obtained a $250,000 line of credit from Mercantile Capital, L.P., due on demand. This debt bears interest at the prime rate of interest plus 10%, floating, provided that the minimum rate on this loan is 14.5% per annum. In addition, Mercantile receives a collateral management fee equal to one percent of the principal balance of the loan per month. This loan is secured by 250,000 shares of the Company's common stock.


         On September 10, 2004, we borrowed $210,000 from the father of our chief executive officer to pay an advance on commissions to a new casino customer. This loan bears interest at 10% per annum, which is payable monthly beginning October 1, 2004. The principal amount of this loan is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month in which we commence operations at Angel of the Winds Casino, and continuing on the 1st day of each month thereafter through April 30,

2005, provided that, upon any merger of our company, sale of substantially all of our assets or change in majority ownership of our voting capital stock, the lender has the right to accelerate this loan and demand repayment of all outstanding principal and all unpaid accrued interest thereon. The amount of the principal payment due in any month is equal to the amount of lease fee advances that we receive from this casino customer during that month. In addition, we issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then we shall have the right to cancel warrants to purchase 25,000 shares.


         Though we anticipate our operating profits will be sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business may be adversely affected as Mercantile Capital will have the right to sell our assets to satisfy any outstanding indebtedness under our line of credit loan or our term loan that we are unable to repay.


         We also have a substantial amount of accounts payable and accrued expenses. To the extent that we are unable to satisfy these obligations as they come due, we risk the loss of services from our vendors and possible lawsuits seeking collection of amounts due.


         In addition, we have an existing obligation to redeem 37,500 shares of our common stock from an existing stockholder at an aggregate price of $41,250. This obligation arose in connection with iGames' purchase of certain gaming software products for 75,000 shares of our common stock. In order to complete this transaction under these terms, our former management granted this stockholder the option to have 37,500 shares of his stock redeemed. This stockholder has elected to exercise this redemption option.


         We are also in the process of replacing all of the former Available Money ATMs with new ATMs that will be processed on more favorable economic terms. We have entered into a capital lease agreement to acquire 71 ATM's and related equipment necessary to complete this conversion. This capital lease agreement will require us to incur an upfront charge of approximately $350,000 and monthly rental expense of approximately $21,000 over the remaining 59 months of the lease term.


         Our goal is to change the way our customers view cash access services through transforming the way casinos find, serve and retain their customers. We will strive to make our customers the best they can be by continuing to grow and improve everything we do. We require significant capital to meet these objectives. Our capital requirements are as follows:

          o Equipment: Each new account requires hardware at the location level and some additions to network infrastructure at our central server farm.

          o Vault Cash: All contracts in which we provide full service money centers and ATM accounts for which we are responsible for cash replenishment require vault cash. Vault cash is the money necessary to fund the float that exists when we pay money to patrons but have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions.

          o Acquisition Financing: We presently have no cash for use in completing additional acquisitions. To the extent that we cannot complete acquisitions through the use of our equity securities, we will need to obtain additional indebtedness or seller financing in order to complete such acquisitions.

          o Working Capital: We will require substantial working capital to pay the costs associated with our expanding employee base and to service our growing base of customers.

          o Technology Development: We will continue to incur development costs related to the design and development of our new products and related technology. We presently do not have an internal staff of engineers or software development experts and have outsourced this function to IntuiCode, LLC, a company operated by Jeremy Stein, a member of our board of directors.

         We are actively seeking various sources of growth capital and strategic partnerships that will assist us in achieving our business objectives. We are also exploring various potential financing options and other sources of working capital. There is no assurance that we will succeed in finding additional sources of capital on favorable terms or at all. To the extent that we cannot find additional sources of capital, we may be delayed in fully implementing our business plan.


         We do not pay and do not intend to pay dividends on our common stock. We believe it to be in the best interest of our stockholders to invest all available cash in the expansion of our business. We presently have a liability for dividends payable of $23,875 related to prior declared dividends that have not yet been paid.


         Due to our accumulated deficit of $10,224,394 as of March 31, 2004, our net losses and cash used in operations of $6,634,586 and $158,948, respectively, for the year ended March 31, 2004, our independent auditors have raised substantial doubt about our ability to continue as a going concern. At September 30, 2004, our accumulated deficit was $11,631,975. During the six months ended September 30, 2004, our net losses were $1,407,581. However, net cash provided by operating activities was $223,891. While we believe that our present plan of operations will be profitable and will generate positive cash flow, there is no assurance that we will generate net income or positive cash flow in 2004, 2005 or at any time in the future.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the names, ages and positions of our directors and executive officers and executive officers of our major operating subsidiaries as of November 30, 2004.

        Name                                   Age     Current Position(s) with
                                                       Company
        -------------------------              ---     -------------------------

        Christopher M. Wolfington              39      Chairman of the Board of
                                                       Directors, Chief
                                                       Executive Officer and
                                                       President

        Jeremy Stein                           37      Director

        Barry R. Bekkedam                      37      Director

        Wayne A. DiMarco                       39      Director

        Jonathan P. Robinson                   40      Director

All directors serve until their successors are duly elected and qualified. Vacancies in the Board of Directors are filled by majority vote of the remaining directors. The executive officers are elected by, and serve at the discretion of the Board of Directors.

         A brief description of the business experience during the past five years of our director, our executive officers and our key employees is as follows:

         Christopher M. Wolfington - Chairman, Chief Executive Officer, President and Treasurer. Mr. Wolfington has been in the financial services industry for approximately 16 years. He has been the Chairman of Money Centers since its inception. From 1991 to 1994 he was a partner in The Stanley Laman Group, a firm providing investment, insurance, mergers, acquisition, and planning services to companies nationwide. From 1995 to 1998 he was President of Casino Money Centers, a subsidiary of CRW Financial, Inc. Mr. Wolfington received a Bachelor of Arts degree in Communications and Business from the University of Scranton.

         Jeremy Stein - Mr. Stein served as President and Chief Executive Officer and a director of iGames from June 2002 until January 2004, and as Secretary and a director of iGames since January 2004. Mr. Stein has also served as the Chief Executive Officer of IntuiCode, LLC, a software development company, since 2000 and as a senior software engineer with Mikohn Gaming Corporation, where he worked until 2001. Prior thereto, he was a senior software engineer and director of Progressive Games, Inc. from 1995 to 1998 and the Chief Technical Officer of Emerald System, Inc. from 1993 to 1995. Mr. Stein studied computer science at Virginia Tech. See "Related Party Transactions."

         Barry Bekkedam - Director. Mr. Bekkedam served as a member of iGames' board of directors from January 2004 through October 2004 and as a member of our board of directors since October 2004. Mr. Bekkedam is the chairman of the board of directors and chief executive officer of Ballamor Capital Management, Inc., an investment advisory firm located in Wayne, Pennsylvania that he founded in 1997. Ballamor Capital Management, Inc. is an objective investment advisory firm that provides consultative services to families and individuals of wealth. Mr. Bekkedam received a Bachelors of Science in Accounting from the College of Commerce and Finance at Villanova University.

         Wayne DiMarco - Director. Mr. DiMarco served as a member of iGames' board of directors from January 2004 through October 2004 and as a member of our board of directors since October 2004. Mr. DiMarco is the president of P. DiMarco & Co., Inc., a privately owned highway and heavy construction site development company based in King of Prussia, Pennsylvania. Mr. DiMarco received a Bachelors of Science in Civil Engineering from Lehigh University.

         Jonathan P. Robinson - Director. Mr. Robinson has served as a member of our board of directors since January 2005. Mr. Robinson has been Chief Financial Officer of O'Neill Properties Group, a Mid-Atlantic real estate development company, since 2002. He was Chief Financial Office of Airclick, Inc. from 2000 to 2002. Prior thereto, Mr. Robinson was Chief Financial Officer of Safeguard International, a $300 million cross-Atlantic private equity fund, focused on later-stage leveraged buyouts and private equity investments, from 1999 to 2000. From 1993 to 1998, Mr. Robinson was Chief Financial Officer of CRW Financial, Inc. Mr. Robinson received a B.S. degree from Bloomsburg University in 1986.

         There are no family relationships among any of our directors or executive officers.



                             EXECUTIVE COMPENSATION

         The following table sets forth compensation paid or accrued during Fiscal 2004 and Fiscal 2003 to our Chief Executive Officer and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                                                                        Long-Term
                                                                                                       Compensation
                                                                  Annual Compensation                     Awards
                                                       -------------------------------------------   ---------------
                                         Fiscal
                                       Year Ended                                                       Number of
                                                                                      Other Annual      Shares or
Name and Principal Position              March 31        Salary           Bonus       Compensation       Options
------------------------------------  -----------      -------------    ------------ --------------  ---------------
Christopher M. Wolfington, Chairman,     2004          $     90,429     $   200,000  $      14,051    2,635,000 (2)
Chief Executive Officer, President
(1)


Jeremy Stein, President (3)              2004          $    115,750     $   8,000(4) $           0      125,000(5)

                                         2003          $  50,000(6)     $         0  $           0       62,500(7)


--------------
(1) Mr. Wolfington was appointed Chairman, Chief Executive Officer and President of iGames on January 2, 2004, effective upon the consummation of its acquisition of Money Centers of America, Inc. Prior to that date, he was President of Money Centers of America, Inc. All compensation figures are for the period commencing January 2, 2004.

(2) Pursuant to his employment agreement Mr. Wolfington received options to purchase 2,635,000 shares of Common Stock.

(3) Mr. Stein served as Chief Executive Officer, President and a director of iGames from April 31, 2002 until January 2, 2004, and as Secretary, Treasurer and a director thereafter.

(4) This bonus was not paid as of March 31, 2004 and was recorded as an accrued expense at that time.

(5) Pursuant to his employment agreement Mr. Stein received options to purchase 62,500 shares of iGames' common stock at an exercise price of $2.04 per share and options to purchase 62,500 shares of iGames' common stock at an exercise price of $2.00 per share in Fiscal 2004.

(6) Mr. Stein began taking salary as of November 1, 2002 at the rate of $120,000 per annum.

(7) Pursuant to his employment agreement Mr. Stein received a grant of 62,500 shares of iGames' common stock on the effective date of his employment agreement.

         Option Grants For the Fiscal Year Ended March 31, 2004

         Pursuant to his employment agreement, Mr. Wolfington received grants of options to purchase an aggregate of 2,635,000 shares of iGames' common stock in Fiscal 2004. Each of these options has an exercise price of $.01 per share and is exercisable for a period of ten years from the date of grant. These grants represent approximately 90.6% of the options granted to iGames' employees in Fiscal 2004.

         Pursuant to his employment agreement, in Fiscal 2004 Mr. Stein received grants of options to purchase 62,500 shares of iGames' common stock at an exercise price of $2.04 per share and options to purchase 62,500 shares of iGames' common stock at an exercise price of $2.00 per share. These grants represent approximately 4.3% of the options granted to our employees in Fiscal 2004.

         The following table sets forth information concerning year-end option values for Fiscal 2004 for the executive officers named in our Summary Compensation Table above.


                          Fiscal Year End Option Values
                                                                                         Value of Unexercised
                       Number of Unexercised Options                                     In-the-Money Options
                            at Fiscal Year End                                            at Fiscal Year End
--------------------------------------------------------------------------------  -----------------------------------
              Name                     Exercisable             Unexercisable        Exercisable         Unexercisable
-------------------------------   --------------------    ----------------------  ----------------      -------------
Christopher M. Wolfington             2,635,000(1)                 0               $1,449,250(2)              $0
Jeremy Stein                            125,000(3)                 0                       $0(2)              $0

--------------

(1) Consists of options to purchase 2,635,000 shares of iGames' common stock at an exercise price of $.01 per share.
(2)  Based on a closing sales price of $.56 per share on March 31, 2004.
(3) Consists of options to purchase 62,500 shares of iGames' common stock at an exercise price of $2.04 per share and 62,500 shares of our common stock at an exercise price of $2.00 per share.

         Long Term Incentive Plans

         We currently do not have any long-term incentive plans.

         Compensation of Directors

         Our directors who are also employees do not receive any additional consideration for serving on our board of directors. Our outside directors, who are not employees, receive $2,500 for each meeting of the board of directors or any committee thereof that they attend. In addition, our outside directors will receive an initial grant of 25,000 shares of restricted stock that vest in accordance with a schedule determined by our chief executive officer and annual grants of options to purchase 25,000 shares of our common stock at an exercise price equal to the closing sales price of our common stock on the date of grant.

         Employment Agreements

         In January 2004, we entered into a five-year employment agreement with Christopher M. Wolfington, our Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), Mr. Wolfington's employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus") and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, Mr. Wolfington is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. In addition, Mr. Wolfington received options to purchase 2,635,000 shares of our common stock at an exercise price of $.01, which are immediately vested. In addition, pursuant to his employment agreement, we agreed during Fiscal 2005 to grant Mr. Wolfington options to purchase an aggregate of 3,530,780 shares of our common stock, which shall vest upon our achievement of certain cash flow objectives to be defined by the Board of Directors. In the event there is a change of control after which Mr. Wolfington is asked to relocate his principal business location more than 35 miles, his duties are significantly reduced from the duties he had immediately prior to the change of control or there is a material reduction in his Base Salary in effect immediately prior to the change of control and, as a result of any of the foregoing, Mr. Wolfington resigns his employment hereunder within one year after the date of the change of control, then Mr. Wolfington shall be entitled to receive as severance payments, his Guaranteed Bonus, his Base Salary and his insurance benefits for a period equal to the greater of the initial term of the agreement or 24 months from the date of the termination or cessation of Mr. Wolfington's employment. For purposes of Mr. Wolfington's employment agreement, a change of control occurs if we sell all or substantially all of our assets or if shares of our capital stock representing more than 50% of the votes which all stockholders are entitled to cast are acquired, by purchase, merger, reorganization or otherwise) by any person or group of affiliated persons not an affiliate of iGames at the time of such acquisition.

         Repricing of Options

    We have not adjusted or amended the exercise price of any stock options.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
                          RELATED STOCKHOLDER MATTERS

Information as to ownership of Common Stock by Officers, Directors and owners of 5% or more of our Common Stock

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 4, 2005 by:

          o each person known to us to be the beneficial owner of more than 5% of our common stock;

          o    each of our directors;

          o    each of our executive officers; and

          o    all of our executive officers and directors as a group.

Unless otherwise specified, we believe that all persons listed in the table possess sole voting and investment power with respect to all shares of our common stock beneficially owned by them. As of February 4, 2005, 25,001,978 shares of our common stock were issued and outstanding.


                                                              Amount and Nature of
    Name of Beneficial Owner (1)           Position         Beneficial Ownership (1)       Percentage of Class
--------------------------------      -------------------   ------------------------       -------------------
Christopher M. Wolfington              President, Chief           19,689,603 (2)                  71.2%
700 South Henderson Road,             Executive Officer,
Ste. 325                                Chairman of the
King of Prussia, PA 19406                    Board


Jeremy Stein                               Director                  347,500 (3)                   1.1%
301 Yamato Road, Suite 2199
Boca Raton, FL 33431

                                       31


Wayne DiMarco                              Director                   70,000 (4)                    *
131 East Church Road
King of Prussia, PA 19406

Barry Bekkedam                             Director                   48,000                        *
1200 Liberty Ridge Drive
Suite 340
Wayne, PA 19087

Jonathan Robinson (5)                      Director                   50,000                        *
[Address]
                                      -------------------   ------------------------       -------------------
All Executive Officers and
Directors as a group (4 persons)                                  20,205,103                      72.1%
                                      -------------------   ------------------------       -------------------


*  Less than 1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Includes currently exercisable options to purchase 2,635,000 shares of Common Stock and 3,108,772 shares of Common Stock owned by the Christopher M. Wolfington Grantor Retained Annuity Trust. Does not include 621,759 shares of Common Stock held by the Christopher M. Wolfington Irrevocable Trust as Mr. Wolfington is not the beneficial owner of these shares of Common Stock.

(3) Includes currently exercisable options to purchase 347,500 shares of Common Stock.

(4) Includes currently exercisable options to purchase 20,000 shares of Common Stock.

(5) Includes currently exercisable options to purchase 25,000 shares of Common Stock.
                                 SELLING HOLDERS

         The following table sets forth the names of the selling stockholders, the number of shares of our common stock, to our knowledge, beneficially owned by each selling stockholder as of December 30, 2004 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

         The number of shares set forth in this table represents an estimate of the number of shares of our common stock to be offered for resale by the selling stockholders. The selling stockholders either own:

          o shares of our common stock and common stock purchase warrants that they purchased from us in a private placement, or

          o shares of our common stock that they received pursuant to our redomestication merger.

         The selling stockholders named below may offer these shares from time to time. The selling stockholders are, however, under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         Except as otherwise noted below, none of the selling stockholders is an officer or director of our company and none of the selling stockholders has had any material relationship with our company, affiliates or predecessors within the last three years.


                                                                                              Percentage Ownership(1)
                                                           Number of                        ----------------------------
                                   Number of Shares of     Shares of
                                   Common Stock Before    Common Stock   Number of Shares   Before            After
             Name                        Offering        After Offering     Being Sold      Offering          Offering
---------------------------------- --------------------- --------------- -----------------  ----------------------------
  2003 GRAT of Christopher M.            3,108,772             0            3,108,772           12.4%            0%
  Wolfington (2)

  Kevin McDonald                         1,141,748             0            1,141,748            4.6%            0%

  Lane Missamore                           905,000             0              905,000            3.6%            0%

  2003 Irrevocable Trust of                621,759             0              621,759            2.5%            0%
  Christopher M. Wolfington (2)

  J. Eustace Wolfington                    415,157             0              415,157            1.7%            0%

  Sean J. Wolfington                       392,157             0              392,157            1.6%            0%

  Whitehorse Capital Partners,             200,000             0              200,000             *              0%
  L.P.

  Debra Rand Revocable Trust                50,000             0               50,000             *              0%

  Stanley Merdinger                         25,000             0               25,000             *              0%

  Barry R. Bekkedam                         23,000             0               23,000             *              0%

  J. Brian O'Neill                          23,000             0               23,000             *              0%

  Harry J. and Carol Ann                    23,000             0               23,000             *              0%
  Wolfington

  James Danielewicz                         23,000             0               23,000             *              0%

  Jason P. Walsh                            20,000             0               20,000             *              0%

  Joy Danielewicz                            5,750             0                5,750             *              0%

----------------------------------
*  Less then one percent (1%)

(1) Calculated based on 25,001,978 shares of our common stock issued and outstanding as of February 4, 2005.

(2)      Mr. Wolfington is our Chairman and Chief Executive Officer.

                              PLAN OF DISTRIBUTION

         As of the date of this prospectus, the selling stockholders have not determined how they will distribute the shares of our common stock that they or their respective pledgees, donees, transferees or other successors in interest are offering for resale. Accordingly, such shares may be sold from time to time in one or more of the following transactions:

          o    block transactions;

          o transactions on the over-the-counter electronic bulletin board or on such other market on which our common stock may from time to time be trading;

          o    privately negotiated transactions;

          o    through the writing of options on the shares;

          o    short sales; or

          o    any combination of these transactions.

         The sale price to the public in these transactions may be:

          o    the market price prevailing at the time of sale;

          o    a price related to the prevailing market price;

          o    negotiated prices; or

          o such other price as the selling stockholders determine from time to time.


         In the event that we permit or cause this registration statement to lapse, the selling stockholders may sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933.


         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share that may be below the prevailing market price of our common stock.


         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. We have no obligation to obtain or assist the selling stockholders in obtaining a commitment in connection with the sale of shares of our common stock covered by this prospectus. We have been informed by the selling stockholders that there are no existing arrangements between them and any other stockholders, broker, dealer, underwriter or agent relating to the distribution of the shares offered by this prospectus. If the selling stockholders enter into an agreement, after effectiveness of this registration statement, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution and will revise the disclosures in the registration statement, and will file the broker-dealer agreement as an exhibit to the registration statement.

         The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders.


         Upon effecting the sale of any of these shares of our common stock offered pursuant to this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. We have been advised that none of the selling stockholders are broker-dealers or affiliates of broker-dealers.


         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the shares offered in this prospectus.


         We are and will continue to be subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or listed on the NASDAQ stock market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.


         We will assume no obligation or responsibility whatsoever to determine a method of disposition for our shares of common stock offered by the selling stockholders or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.


         We have no obligation to assist or cooperate with the selling stockholders in the offering or disposition of our shares of common stock covered by this prospectus other than with respect to the filing of this prospectus and the filing of any amendments hereto pursuant to our agreement with the selling stockholders. We have no agreement with the selling stockholders or any other person requiring us to indemnify or hold harmless the holders of our shares of common stock covered by this prospectus.


         We will pay substantially all of the expenses incident to the registration and offering of our common stock pursuant to this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders pursuant to this prospectus.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Effective September 1, 2004, we engaged IntuiCode, LLC to provide product development services to us related to our Transaction Management System and other software, including the development and maintenance of our website pursuant to the terms of a Software Development Agreement. Jeremy Stein, a member of our board of directors, is also the Chief Executive Officer and the holder of a significant minority percentage of the outstanding membership interests of IntuiCode. The term of this agreement is one year. As compensation for the services provided hereunder, we are obligated to pay Intuicode a fee of $35,000 per month. We believe the terms of IntuiCode's engagement are at least as fair as those that we could have obtained from unrelated third parties in arms-length negotiations.

         Pursuant to prior engagements by iGames, during the fiscal year ended March 31, 2003, we paid IntuiCode approximately $88,250, and during the fiscal year ended March 31, 2004 we paid IntuiCode approximately $117,000 plus reimbursement of $7,154 in expenses. We acquired the rights to the Protector(TM) from IntuiCode, and paid aggregate royalties to IntuiCode of approximately $40,965 for the year ended March 31, 2003 and $82,581 for the year ended March 31, 2004. Prior to the end of the year ended March 31, 2004, we reconveyed the rights to the Protector(TM) to IntuiCode. We believe the terms of IntuiCode's engagement are at least as fair as those that we could have obtained from unrelated third parties in arms-length negotiations. In addition, during the year ended March 31, 2004, we extended short-term loans in the aggregate principal amount of $63,000 to IntuiCode. These loans are due on demand. As of December 31, 2004, $20,000 of these loans have been repaid through credits of the fee due under the September 1, 2004 Software Development Agreement.

         In October 2004, we issued options to purchase 100,000 shares of common stock at an exercise price of $0.35 per share to Jeremy Stein in full settlement of all obligations under his employment agreement.

         On September 10, 2004, we borrowed $210,000 from the father of our chief executive officer to pay an advance on commissions to a new casino customer. This loan bears interest at 10% per annum, which is payable monthly beginning October 1, 2004. The principal amount of this loan is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month in which we commence operations at Angel of the Winds Casino, and continuing on the 1st day of each month thereafter through April 30, 2005, provided that, upon any merger of our company, sale of substantially all of our assets or change in majority ownership of our voting capital stock, the lender has the right to accelerate this loan and demand repayment of all outstanding principal and all unpaid accrued interest thereon. The amount of the principal payment due in any month is equal to the amount of lease fee advances that we receive from this casino customer during that month. In addition, we issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then we shall have the right to cancel warrants to purchase 25,000 shares.

         In October 2004, we issued options to purchase 100,000 shares of common stock at an exercise price of $0.35 per share to Jeremy Stein in full settlement of all obligations under his employment agreement.

         In December 2004, we issued options to purchase an aggregate of 150,000 shares of common stock at an exercise price of $0.01 per share to two consultants at Intuicode. Jeremy Stein received 60,000 of these options.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock currently consists of 170,000,000 shares, of which 150,000,000 shares are common stock, with a par value of $0.001 per share, and 20,000,000 shares are "blank check" preferred stock, with a par value of $0.001 per share.

         As of the date of this prospectus, there are 23,967,664 issued and outstanding shares of our common stock, and no issued and outstanding shares of our Preferred Stock. All outstanding shares of capital stock are duly authorized, validly issued, fully paid, and non-assessable. No material potential liabilities are anticipated to be imposed on shareholders under state statutes.

Common Stock.

         Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by our stockholders.

         Our common stock has no cumulative voting rights, preemption rights, and no redemption, sinking fund, or conversion privileges. Since the holders of our common stock do not have cumulative voting rights, holders of more than 50% of our total outstanding common shares can elect all of our directors, and holders of the remaining shares, by themselves, cannot elect any of our directors.

         Holders of our common stock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available for such purpose.

         Upon the dissolution, liquidation or winding up of our company, the holders of our common stock are entitled to share equally and ratably our net assets, if any, available to such holders after distributions to holders of our preferred stock.

Blank Check Preferred Stock.

         Our board of directors has the authority, without further stockholder approval, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences. These shares of preferred stock may have rights senior to our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Transfer Agent and Registrar.

         Florida Atlantic Stock Transfer, Inc., 7130 N. Nob Hill Road, Tamarac, Florida 33321-1841 is our transfer agent and the registrar for our common stock. Our transfer agent's telephone number is (954) 726-6320.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

         Our authorized but unissued capital stock consists of 126,033,336 shares of common stock and 20,000,000 shares of blank check preferred stock. One effect of the existence of authorized but unissued capital stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol "MCAM.OB".


Market Information


         Our shares of common stock were first quoted on the Over-The-Counter Bulletin Board on October 14, 2002. The following table presents the high and low bid prices per share of our common stock as quoted for the years ended December 31, 2003 and December 31, 2004, and for the period from January 1, 2005 to the date of this Prospectus, which information was provided by NASDAQ Trading and Market Services. All amounts have been retroactively adjusted to reflect a 1-for-4 reverse stock split that occurred on December 11, 2003.


Year ending December 31, 2005
-----------------------------------------------------------------------------------------
Quarter ended:                                    High Bid                     Low Bid
                                              -----------------        ------------------
     March 31, 2005(1)                              1.08                         .54
-----------------------------------------------------------------------------------------
Year ended December 31, 2004
-----------------------------------------------------------------------------------------
Quarter ended:                                    High Bid                     Low Bid
                                              -----------------        ------------------
     March 31, 2004                                 1.80                         .56
     June 30, 2004                                   .37                         .35
     September 30, 2004                              .40                         .37
     December 31, 2004                               .70                         .65

Year ended December 31, 2003
-----------------------------------------------------------------------------------------
Quarter ended:                                    High Bid                     Low Bid
                                              -----------------        ------------------
        March 31, 2003                              5.20                         2.80
     June 30, 2003                                  3.72                         1.80
     September 30, 2003                             3.04                         1.60
     December 31, 2003                              1.60                          .27


         (1) Through February 4, 2005.

         The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. On February 4, 2005, the closing bid price for our common stock was $0.___ per share.

Holders

         As of February 4, 2005, we had 48 stockholders of record of our common stock. Such number of record holders was derived from the records maintained by our transfer agent, Florida Atlantic Stock Transfer.

Dividends

         To date, we have not declared or paid any cash dividends and do not intend to do so for the foreseeable future. Prior to our merger with Money Centers of America, Inc., Money Centers of America, Inc. paid dividends to its shareholders. In 2003, these dividends were approximately $200,000. We currently have a liability for declared but unpaid dividends of $25,000 that occurred prior to closing of the Money Centers of America, Inc. merger. In the future we intend to retain all earnings, if any, to finance the continued development of our business. Any future payment of dividends will be determined solely in the discretion of our Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

------------------------------------------ --------------------- ------------------------ ----------------------------
                                           Number of             Weighted average         Number of securities
                                           securities to be      exercise price of        remaining available for
                                           issued upon           outstanding options,     future issuance under
                                           exercise of           warrants and rights      equity compensation plans
                                           outstanding
                                           options, warrants
                                           and rights
------------------------------------------ --------------------- ------------------------ ----------------------------
Equity compensation plans approved by
security holders
                                                              0                    $0.00                           0
------------------------------------------ --------------------- ------------------------ ----------------------------
Equity compensation plans not approved
by security holders
                                                7,269,064                          $1.05                    6,817,500
------------------------------------------ --------------------- ------------------------ ----------------------------
Total
                                                7,269,064                          $1.05                    6,817,500
------------------------------------------ --------------------- ------------------------ ----------------------------

There were no other securities authorized for issuance under equity compensation plans at March 31, 2004.

                                     EXPERTS

         The consolidated financial statements of Money Centers of America, Inc.
(i) as of March 31, 2004 and for the fiscal years ended March 31, 2004 and March 31, 2003 and (ii) as of September 30, 2004 and for each of the six month periods ended September 30, 2004 and September 30, 2003, have been included herein and in the registration statement in reliance upon the report of Sherb & Co., LLP independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to comply with the reporting requirements of the Exchange Act of 1934. Accordingly, we are required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                         MONEY CENTERS OF AMERICA, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page

     Independent Auditors' Report..................................        F-2
     Consolidated Balance Sheet as of March 31, 2004...............        F-3

     Consolidated Statements of Operations for the fiscal
      years ended March 31, 2004 and March 31, 2003................        F-4

     Consolidated Statements of Changes in Stockholders'
      Equity for the fiscal years ended March 31, 2004 and
      March 31, 2003...............................................        F-5

     Consolidated Statements of Cash Flows for the fiscal
      years ended March 31, 2004 and March 31, 2003................        F-6

     Notes to Consolidated Financial Statements....................        F-8

     Consolidated Balance Sheet as of
      September 30, 2004 (unaudited)...............................        F-23

     Consolidated Statements of Operations (unaudited) for the six
      months ended September 30, 2004 and September 30, 2003 ......        F-24

     Consolidated Statements of Cash Flows (unaudited) for the six
      months ended September 30, 2004 and September 30, 2003.......        F-25

     Notes to Consolidated Financial Statements (unaudited)........        F-26

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
iGames Entertainment, Inc.


We have audited the accompanying consolidated balance sheet of iGames Entertainment, Inc. and its subsidiaries as of March 31, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended March 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of iGames Entertainment, Inc. as of March 31, 2004, and the results of its operations and its cash flows for the years ended March 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has an accumulated deficit of $10,224,394 as of March 31, 2004 and had net losses and cash used in operations of $6,634,586 and $158,948, respectively, for the year ended March 31, 2004. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /s/Sherb & Co., LLP

                                                    Certified Public Accountants

New York, New York
June 23, 2004
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2004



                                     ASSETS

Current assets:
    Cash and cash                                                   $   232,018
    Restricted cash                                                     943,241
    Accounts receivable                                                 894,218
    Loan receivable - related party                                      63,000
    Prepaid expenses and other current assets                           191,445
                                                                    ------------

        Total current assets                                          2,323,922

Property and equipment, net                                             425,221

Goodwill                                                              3,831,104

Intangible assets, net                                                1,949,693

Deferred financing costs                                                130,596
                                                                    ------------

                                                                    $ 8,660,536
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                $   656,300
    Accrued expenses                                                    325,621
    Current portion of capital lease                                     17,055
    Loans payable                                                     2,000,000
    Notes payable                                                     2,883,083
    Lines of credit                                                     773,859
    Due to officer                                                      100,000
    Commissions payable                                                 358,299
                                                                    ------------

        Total current liabilities                                     7,114,217

Long-term liabilities:
    Capital lease, net of current portion                                43,325
    Notes payable, net of current portion                             1,135,417
    Lines of credit, net of current portion                           1,664,179
                                                                     -----------

        Total long-term liabilities                                   2,842,921

Stockholders' deficit:


    Preferred stock; $.001 par value, 5,000,000 shares authorized
        1,351,640 shares issued and outstanding                           1,351
    Common stock; $.004 par value, 50,000,000 shares authorized
        4,053,804 shares issued and outstanding                          16,215
    Additional paid-in capital                                        8,910,226
    Accumulated deficit                                             (10,224,394)
                                                                    ------------

        Total stockholders' deficit                                  (1,296,602)
                                                                    ------------


                                                                    $ 8,660,536
                                                                    ============



   The accompanying notes are an integral part of these financial statements.
                                       F-3
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                           YEARS ENDED
                                                             MARCH 31,
                                                    ----------------------------
                                                        2004           2003
                                                    -------------   ------------

Revenues                                            $  6,980,574    $ 3,211,256

Operating expenses                                     6,407,069      2,440,295
                                                    -------------   ------------


Gross Profit                                             573,505        770,961

Selling, general and administrative expenses           6,398,542        796,807
                                                    -------------   ------------


Loss from operations                                  (5,825,037)       (25,846)

Other income (expenses):

Gain on forgiveness of debt                                    -        494,470
Interest expense, net                                   (264,049)       (17,588)
Inventory write-down                                    (130,883)             -
Loss on impairment of intangibles                       (417,880)             -
Gain on disposal of property and equipment                 3,263              -
                                                    -------------   ------------
                                                        (809,549)       476,882
                                                    -------------   ------------


Net income (loss)                                   $ (6,634,586)   $   451,036
                                                    =============   ============


Net income (loss) per common share basic and diluted     $ (1.77)        $ 0.14
                                                    =============   ============


Weighted Average Common Shares Outstanding
     -Basic and Diluted                                3,746,273      3,176,250
                                                    =============   ============










   The accompanying notes are an integral part of these financial statements.
                                       F-4
                           iGAMES ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (UNAUDITED)


                                             Series A
                                         Preferred Stock    Common Stock
                                        ($.001 par value) ($.004 par value)  Additional                                Total
                                        ----------------- ------------------  Paid-In    Accumulated    Deferred   Stockholders'
                                         Shares    Amount   Shares    Amount  Capital      Defict     Compensation   Deficit
                                        --------- ------- ---------- ------- ---------- ------------- ------------ -------------
Balance, March 31, 2002                        -  $    -  2,057,500  $8,230  $       -  $ (3,742,881) $         -  $ (3,734,651)

 Sale of common stock and warrants, net
  of offering costs                            -       -    633,750   2,535  1,098,015             -            -     1,100,550

 Issuance of common stock for services         -       -    337,500   1,350  1,005,650             -      (62,500)      944,500

 Issuance of options for services              -       -          -       -     41,330             -            -        41,330

 Conversion of note payable                    -       -     75,000     300    149,700             -            -       150,000

 Cancelation of shares                         -       -     (2,500)    (10)        10             -            -             -

 S corporation distributions                   -       -          -       -          -      (126,791)           -      (126,791)

 Stock issued for intangible asset             -       -     75,000     300    329,700             -            -       330,000

 Net income                                    -       -          -       -          -       480,274            -       480,274
                                        ---------  ------ ---------- ------- ---------- ------------- ------------ -------------

Balance, March 31, 2003                        -       -  3,176,250  12,705  2,624,405    (3,389,398)     (62,500)     (814,788)

 Preferred stock issued in connection
 with reverse acquisition              1,351,640       -          -  (1,351)         -             -            -

 Issuance of common stock for services         -       -    333,804   1,335    643,429             -            -       644,764

 Issuance of common shares for
  intangible asset                             -       -     75,000     300    134,700             -            -       135,000

 Issuance of shares as collateral for
  line of credit                               -       -    250,000   1,000     (1,000)                                       -

 Issuance of options to employees and
  consultants                                  -       -          -       -  5,223,418              -           -     5,223,418

 Exercise of stock options                     -       -     68,750     275     27,225              -           -        27,500

 S corporation distributions                   -       -          -       -          -       (200,410)          -      (200,410)

 Sale of common stock, net of offering
  costs                                        -       -    150,000     600    259,400              -           -       260,000

 Amortization of deferred compensation         -       -          -       -          -              -      62,500        62,500

 Net loss                                      -       -          -       -          -     (6,634,586)          -    (6,634,586)
                                        --------- ------- ---------- ------- ---------- -------------- ----------- -------------

Balance, March 31, 2004                1,351,640  $1,351  4,053,804  $16,215 $8,910,226 $ (10,224,394) $        -  $ (1,296,602)
                                       ========== ======= ========== ======= ========== ============== =========== =============


   The accompanying notes are an integral part of these financial statements.

                           iGAMES ENTERTAINMENT, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                      Years Ended March 31,
                                                   -----------------------------
                                                        2004           2003
                                                   -------------   -------------

Cash flows from operating activities:
 Net income (loss)                                 $ (6,634,586)   $    451,036
 Adjustments used to reconcile net income
  (loss) to net cash
   provided by (used in) operating activities:
     Gain on forgiveness of debt                              -        (494,470)
     Gain on disposal of property and equipment          (3,263)              -
     Inventory write-down                               130,833               -
     Loss on impairment of intangibles                  417,880               -
     Issuance of options to employees and
      consultants                                     5,229,668               -
     Common stock issued for services                    30,000
     Depreciation and amortization                      384,442         108,751
     (Increase) decrease in:
        Accounts receivable                            (399,695)      1,117,397
        Inventory                                         1,515               -
        Prepaid expenses and other current asset        (24,856)         (6,157)
        Other assets                                     66,955               -
     Increase (decrease) in:
        Accounts payable                                214,291         (32,693)
        Accrued expenses                                193,399        (344,111)
        Commissions payable                             264,469          (7,663)
                                                   -------------   -------------

Net cash provided by (used in) operating activities    (128,948)        792,090
                                                   -------------   -------------

Cash flows from investing activities:
 Cash received in acquisition                            66,000               -
 Increase in loans receivable - related party           (63,000)              -
 Purchases of property and equipment                   (171,988)        (25,991)
 Purchase of intangible assets                          (49,556)        (35,828)
                                                   -------------   -------------

Net cash used in investing activities                  (218,544)        (61,819)
                                                   -------------   -------------

Cash flows from financing activities:
 Change in restricted cash                              492,853        (267,930)
 Change in bank overdraft                                     -          (5,641)
 Net change in line of credit                         1,505,526         557,236
 Capital lease obligation                               148,437               -
 Payments on capital lease obligations                  (88,057)
 S corporation distributions                           (200,410)       (126,721)
 Advances to officer                                    (28,932)              -
 Exercise of stock options                               25,000               -
 Decrease in loans payable                           (1,295,051)       (739,474)
 Deferred financing cost                                (57,211)        (70,386)
                                                   -------------   -------------

Net cash provided by (used in) financing activities     502,155        (652,916)
                                                   -------------   -------------

Net Increase in cash                                    154,663          77,355

Cash and cash equivalents, beginning of year             77,355               -
                                                   -------------   -------------

Cash and cash equivalents, end of year             $    232,018    $     77,355
                                                   =============   =============




   The accompanying notes are an integral part of these financial statements.
                                       F-6
                           iGAMES ENTERTAINMENT, INC.

Supplemental disclosures:

 Cash paid during the year for taxes               $          -    $          -
                                                   =============   =============
 Cash paid during the year for interest            $    264,049    $     17,588
                                                   =============   =============

Noncash investing and financing activities:
 Issuance of notes payable for acquisition         $  6,000,000    $          -
                                                   =============   =============
 Issuance of Series A preferred stock for
  acquisition                                      $      1,351    $          -
                                                   =============   =============

Acquisition details:
 Fair market value of assets acquired              $    203,247    $          -
                                                   =============   =============
 Liabilities assumed                               $    143,756    $          -
                                                   =============   =============










   The accompanying notes are an integral part of these financial statements.
                                       F-7
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  1.        ORGANIZATION

iGames Entertainment, Inc. (the "Company" or "iGames") was originally incorporated in the State of Florida on May 9, 2001 under the name Alladin Software, Inc. On June 25, 2001, the Company changed its name to iGames Entertainment, Inc. On July 10, 2001, iGames Entertainment, Inc. was incorporated in Nevada, and iGames Entertainment, Inc., a Florida corporation, became a wholly-owned subsidiary.

On January 2, 2004, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among Money Centers of America, Inc. (Money Centers), Christopher M. Wolfington, iGames, Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., a wholly-owned subsidiary of iGames, Money Centers Acquisition, Inc. was merged with and into Money Centers and Money Centers, as the surviving corporation, became a wholly-owned subsidiary of iGames (the "Merger"). For accounting purposes, the transaction was treated as a recapitalization and accounted for as a reverse acquisition Therefore, the financial statements reported herein and accompanying notes thereto reflect the assets, liabilities and operations of Money Centers as if it had been the reporting entity since inception. In connection with the Merger, all of the issued and outstanding shares of capital stock of Money Centers were tendered to iGames and iGames issued to the Money Centers stockholders an aggregate of 1,351,640 shares of iGames Series A Convertible Preferred Stock, $.001 par value per share, and warrants to purchase an aggregate of 2,500,000 shares of iGames common stock, par value $.004 per share, at an exercise price of $.01 per share. Each share of Series A Convertible Preferred Stock is entitled to ten votes in all matters submitted to a vote of iGames shareholders and is convertible at the option of the holders into ten shares of common stock at any time after the date on which iGames amends its articles of incorporation to increase the number of authorized shares of its common stock to at least 125,000,000.

The holders of our Series A Preferred Stock have redemption rights that, if exercised, would require us to redeem our issued and outstanding shares of Series A Preferred Stock and 2,500,000 issued and outstanding stock purchase warrants in exchange for the issued and outstanding common stock of Money Centers of America, Inc.

Money Centers is a single source provider of cash access services to the gaming industry. Money Centers has combined state-of-the-art technology with personalized customer services to deliver the best in ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. The Company believes that the acquisition of Money Centers will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to identify fragmented segments of the market to capitalize on merger and acquisition targets of synergistic companies that support our business model. The combined companies will gain wider exposure within the casino and gaming industry.

Pursuant to the terms of a Stock Purchase Agreement between iGames, Helene Regen and Samuel Freshman dated January 6, 2004 (the "Stock Purchase Agreement"), iGames acquired all of the issued and outstanding shares of capital stock of Available Money, a provider of cash access services based in Los Angeles, California. The purchase price of this transaction was $6,000,000, $2,000,000 of which was paid in cash at closing, $2,000,000 of which was paid in cash on April 12, 2004, and $2,000,000 of which is due by issuance of 1,470,589 shares of iGames common stock or, in cash at the election of iGames on the earlier of (i) the closing of iGames' acquisition of Chex Services, Inc., (ii) the termination of that proposed transaction or (iii) June 30, 2004 or, in cash at the election of iGames, see note 14.

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION (CONTINUED)

The Stock Purchase Agreement provides for adjustment of the purchase price in the event that certain of Available Money's customer contracts do not renew or that the former stockholders of Available Money do not provide iGames with assistance in obtaining renewals of such contracts.

The primary assets acquired as a result of this transaction are Available Money's contracts to provide automatic teller machines to 18 customers, 15 of which are traditional casino operations. The former stockholders of Available Money retain the right to receive all payments subsequent to the closing date that relate to services provided by Available Money through December 31, 2003 and are jointly and severally liable for all costs and expenses incurred by Available Money relating to services rendered on or before December 31, 2003.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly-liquid investments with an original maturity date of three months or less to be cash equivalents.

b. BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated.

c. RECEIVABLES AND REVENUE RECOGNITION

            i. ATM AND CREDIT CARD RECEIVABLES

            Fees earned from ATM and credit card advances are recorded on the date of transaction.

            Accounts receivable arise primarily from ATM, credit card advances and check cashing services provided at casino locations. Concentrations of credit risk related to ATM and credit card advances are limited to the processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from credit card advances. No allowance was considered necessary at March 31, 2004 and 2003.

            ii. CHECK CASHING

            Revenue is recorded from fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as a bad debt loss. The check is subsequently resubmitted to the bank for payment. If it is honored by the bank, the amount of the check is recognized as a negative bad debt. Based upon past history no allowance was considered necessary at March 31, 2004.

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of cash and cash equivalents, accounts, loans and credit card receivables, notes, accounts payable and accrued expenses approximate their carrying amounts because of the short maturities of these instruments.

e. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and depreciation is calculated by use of straight-line methods over the estimated useful lives of the assets.

f. ACQUISITION, GOODWILL AND IMPAIRMENT OF LONG-LIVED ASSETS

On January 6, 2004, the Company closed on the acquisition of the issued and outstanding capital stock of Available Money, Inc. ("Available Money"). The acquisition was accounted for under the purchase method of accounting, the results of operations of Available Money are included in the operations of the Company from January 6, 2004. The purchase price was $6,000,000. The initial goodwill recorded on this purchase was approximately $3,800,000. The carrying value of goodwill as well as other long-lived assets is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the assets will not be recoverable, as determined based on the discounted estimated cash flows of the Company over the remaining amortization period, the Company's carrying values of the assets would be reduced to their estimated fair values in accordance with Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("FAS 144"). Management evaluates this balance on an ongoing basis and has determined that there has been no subsequent impairment and that the balance of approximately $3,800,000 at March 31, 2004 is a fair estimate.

g. INCOME TAXES

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse

h. USE OF ESTIMATES

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

i. DEFERRED FINANCING COSTS

Deferred financing costs are amortized over the term of the related debt.

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j. ADVERTISING

The Company's policy is to expense advertising costs as the costs are incurred.

k. STOCK BASED COMPENSATION

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

l. EARNINGS PER SHARE

The Company has adopted SFAS, No. 128, "Earnings per Share". Basic earnings
(loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the per share amount that would have resulted if dilutive common stock had been converted to common stock, as prescribed by SFAS No. 128.

3. PROPERTY AND EQUIPMENT

The major classes of property and equipment at March 31, 2004 are as follows:

                                           Estimated Life             2004
                                           --------------        ---------------

       Equipment                                5 years          $      714,570

       Furniture                            5 - 7 years                  60,022
                                                                 ---------------



                                                                        774,592

       Less accumulated depreciation
                                                                       (349,371)
                                                                 ---------------
                                                                 $   425,221
                                                                 ===============

Depreciation expense for property and equipment for the years ended March 31, 2004 and 2003 was $139,700 and $95,079 respectively.

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. PROPERTY AND EQUIPMENT (CONTINUED)

The amounts above include equipment under capital leases with a gross carrying value of $148,437 and accumulated depreciation of $25,936 at March 31, 2004.

4.       INTANGIBLE ASSETS AND GOODWILL

              Intangible assets at March 31, 2004 are as follows:

                                              Estimated
                                                Life                    2004
                                                ----             ---------------

        Software                               10 years          $        9,928

        Software development costs             5 years                   36,175

        Website development costs              3 years                   24,000

        Contract rights                        1-3 years              2,100,306

        Goodwill                               indefinite             3,831,104

        Other                                  3 years                    1,627
                                                                 ---------------

                                                                      6,003,140

        Less accumulated amortization                                  (222,343)
                                                                 ---------------

                                                                 $    5,780,797
                                                                 ===============

During the year ended March 31, 2004, the Company recognized an impairment loss on intangible assets of $417,880. The Company made a decision not to pursue marketing its "slot anti-cheating device" and its casino table game. This resulted in the write-off the corresponding licenses, trademarks and patents.

Amortization expense, for intangible assets, for the years ended March 31, 2004 and 2003 was $244,742 and $13,672 respectively. Estimated amortization expense over the next five years is as follows:

                                Year                Amount
                                ----                ------
                                2005              $ 872,836
                                2006                573,245
                                2007                418,575
                                2008                 78,573
                                2009                  1,314
                              Remaining               5,150
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



5. NOTES PAYABLE

      Notes payable at March 31, 2004 consisted of the following:

                                                                                             2004
                                                                                       ---------------
     On March 1, 2002, the Company issued a convertible promissory note to an individual in the principal amount of $100,000. From July 2003 through
     December 2003, the Company repaid $81,500 of this debt. The remaining principal balance of this note of $18,500 continues to bear interest at 10%

     per annum and is due upon demand.                                                        $18,500

     The Company borrowed $2,000,000 from Chex Services, Inc. to pay the first
     $2,000,000 to the former owners of Available Money. The loan is non-interest bearing and currently in litigation, see note 14.
                                                                                            2,000,000
     This represents the second payment due to the former owners of Available
     Money. On April 12, 2004 the Company borrowed $2,000,000 from Mercantile
     Capital to satisfy this obligation. The note with Mercantile bears interest at 17% and is payable monthly over a 24 month period. This note is a bridge loan.
                                                                                            2,000,000
     This represents the final payment due to the former owners of Available
     Money. This obligation is payable by issuance of 1,470,589 shares of iGames common stock or, in cash at the election of iGames on the earlier of (i)
     the closing of iGames' acquisition of Chex Services, Inc., (ii) the termination of that proposed transaction or (iii) June 30, 2004. The obligation is currently in litigation, see note 14.
                                                                                            2,000,000
                                                                                       ---------------

                                                                                       $    6,018,500
                                                                                       ===============

6. CAPITAL LEASE

Capital lease obligation at March 31, 2004 consisted of the following:
                                                                                            2004
                                                                                      ---------------
   Obligation under capital lease, imputed interest rate at 12.78%; due in May
   2007; collateralized by equipment                                                  $       60,380

   Less current maturities
                                                                                            (17,055)
                                                                                      ---------------

                                                                                      $       43,325
                                                                                      ===============

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



6. CAPITAL LEASE (CONTINUED)

Future minimum lease payments for equipment acquired under capital leases at March 31, 2004 are as follows:


                      2004                $     23,796

                      2005                      23,796

                      2006                      23,796

                      2007                       1,983
                                          -------------

       Total minimum lease payments             73,371

       Less amount representing interest

                                                12,991
                                         --------------
       Present value of net minimum lease       60,380

       Less current portion                     17,055
                                         --------------
                                         $      43,325
                                         ==============
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7. LINES OF CREDIT:

Lines of credit at March 31, 2004 consisted of the following:


                                                                                             2004
                                                                                       ------------------
   Line of credit, maximum availability of $1,800,000. In October 2003, the line of credit was amended increasing the maximum availability to $3,000,000, through May 2005; subject to various restrictive covenants, interest is payable monthly at 15% per annum, borrowings are collateralized by restricted cash and guaranteed by a shareholder of the Company. The line of credit is also collateralized by all the assets of the Company, in the case that the restricted cash is not sufficient to collateralize the
   outstanding balance on the line of credit.                                          $       1,664,179

   Line of credit, interest is payable monthly at 9% per annum, the line is
   unsecured and due on demand.                                                                  153,000

   Line of credit, non-interest bearing, the line is unsecured and due on demand.
                                                                                                 202,279
   On April 4, 2002, the Company entered into a $150,000 one-year renewable line of credit with a bank, that bears interest at 6% per annum, with interest payable monthly. This debt is collateralized by a $150,000 restricted certificate of deposit that matured on April 4, 2004 and accrues interest at
   1.65% per annum. This debt was paid in full on April 4, 2004.
                                                                                                 149,992
   On October 1, 2003, Jeremy Stein, our former chief executive officer, extended a loan to the Company in the principal amount of $25,000. Mr. Stein received the funds to provide this loan from a $25,000 revolving line of credit with American Express. The terms of this loan are the same terms as his line of credit with American Express. This debt bears interest at 8.49%
   per annum, with interest payable monthly.

   On December 1, 2003, the Company entered into a $250,000 line of credit, due                   23,768
   on demand with an asset based lender.  This debt bears interest at the prime rate of interest plus 10%, floating with daily resets, for the actual number of days that the loan remains outstanding, provided that the minimum rate on this loan is 14.5% per annum.  The Company is obligated to pay the lender a collateral management fee equal to one percent of the principal balance of the loan for each month that the loan is outstanding.  In order to secure the performance of the Company's obligations under this loan, the Company granted the lender a continuing lien on and security interest in and to
   250,000 newly issued shares of the Company's common stock.  In addition, upon an event of default under the loan, the Company is obligated to register the resale of these pledged shares of common stock.  Upon payment in full of all amounts due under the loan, the lender is obligated to deliver all stock certificates evidencing the ownership of these shares to
   the Company for cancellation.                                                                 244,820
                                                                                       ------------------
                                                                                       $       2,438,038
                                                                                       ==================

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8. STOCKHOLDERS' DEFICIT

In April 2002, with the approval of the Board of Directors, the Company increased its authorized number of common stock issuable from 10,000,000 to 50,000,000 shares $.001 par value per share. Additionally, the Company is now authorized to issue 5,000,000 of preferred stock $.001 par value per share.

In December 2003 the Company affected a 1- for- 4 reverse stock split. As a result, the Common stock par value was increased to $ .004 per share. All amounts shown have been restated to account for this split.

In August 2002, the Company issued 25,000 options to acquire shares of the Company's common stock to a consultant; such options are exercisable at $0.40 per share and expire threes years from the grant date. The Company valued these options utilizing the Black-Scholes options pricing model using the following assumptions: risk free interest rate of 4.25%, volatility of 0%, an estimated life of three years, and dividend yield of 0%. The Company recognized $41,330 in noncash compensation relating to the issuance of these options. These options were subsequently canceled in April 2003, and 25,000 shares of common stock were issued for services which were valued at the fair market value of $71,000.

In August 2002, the Company issued 6,250 options to acquire shares of the Company's common stock to an employee; such options are exercisable at $0.40 per share and expire three years from the date of the grant. The Company has valued these options at $10,333 or $0.41 per option options utilizing the Black-Scholes options pricing model using the following assumptions: risk free interest rate of 4.25%, volatility of 0%, an estimated life of three years, and dividend yield of 0%.

In September 2002, the Company sold 375,000 units consisting of one share of its common stock and one warrant to purchase a share of common stock (exercisable at $4.00) for $2.00 per unit. The Company received proceeds from this stock sale of $652,500, which is net of offering costs paid of $97,500.

In October 2002, a note of $150,000 was converted into 75,000 shares of the Company's common stock (see Note 5).

In October 2002, the Company issued 37,500 shares of its restricted common stock to a director of the Company, who provided both financial and marketing consulting services. Such shares were valued at the fair market value on the date of the grant. The Company recorded $172,500 in noncash compensation.

In October 2002, 2,500 shares of the Company's previously issued shares were cancelled.

During the year ended March 31, 2003, the Company issued 300,000 shares to employees and consultants for services rendered. Accordingly, the Company has recorded $772,000 ($0.50-$1.30 per share), net of deferred compensation of $62,500, in compensation to reflect the issuance of these shares.

In February 2003, the Company issued 75,000 shares of its common stock for the patent right to its Table Slots product. The shares were valued at the approximate fair market value on the date of the agreement (see Note 4).

In March 2003, the Company sold 1,030,000 units consisting of one quarter of a share of its common stock and one warrant to purchase one quarter of a share of common stock (exercisable at $1.50) for $0.50 per unit. The Company received proceeds from this stock sale of $448,050, which is net of offering costs paid of $66,950.

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8. STOCKHOLDERS' DEFICIT (CONTINUED)

Additionally, the Company issued 1,250 shares of its common stock as part of the offering costs of this capital raise.

During the year ended March 31, 2003, Money Centers, issued capital distributions relating to its status as an S Corporation of $126,791.

In June 2003, the Company sold 500,000 units consisting of one quarter of a share of its common stock and a warrant to purchase one quarter of a share of common stock (exercisable at $1.00) for $.50 per unit. The Company received proceeds from this stock sale of $235,000, which is net of offering costs paid of $15,000.

In June 2003, the Company issued 80,000 shares of its restricted common stock to consultants for services rendered. The Company valued these shares at a range between $1.81 and $2.84 per share, the fair market value at the date of grant and recorded noncash compensation expense of $144,800.

In July 2003, the Company issued 62,500 shares of its restricted common stock to its Chief Executive Officer, pursuant to the terms of this executive's employment contract. The Company valued these shares at $2.28 per share the fair market value on the date of the grant.

In July 2003, the Company issued 25,000 shares of its restricted common stock to a consultant for services provided. The Company valued these shares at $2.28 per share the fair market value on the date of the grant. This amount relating to the sale of the Company's securities has been recorded as an offering cost and charged against additional paid-in capital.

In July 2003, the Company issued 6,250 shares for the exercise of stock options with an exercise price of $0.40 and received gross proceeds of $2,500.

In October 2003, the Company sold 100,000 units to a single accredited investor consisting of one quarter of a share of our common stock and a warrant to purchase one half of a share of common stock (exercisable at $1.20) for $0.25 per unit. The Company received proceeds from this stock sale of $25,000. None of the foregoing warrants have been exercised as of the date hereof.


In October 2003, the Company issued 81,750 shares of its common stock to three consultants for services rendered. The Company valued the shares at the fair market value on the date of issuance and recorded consulting expense of $147,690, or between $1.80 and $1.88 per share.

In October 2003, pursuant to the terms of an asset purchase agreement, the Company purchased the Random X 21 product by issuing 75,000 restricted shares of common stock to the seller as payment of 50% of the purchase price. The Company valued the shares at the fair market value on the date of issuance and recorded an intangible asset of $135,000 or $1.80 per share. The remaining 50% of the purchase price consisting of 75,000 restricted shares of common stock will only be granted when the Company has placed at least 150 units of this table game within casinos under standard licensing/leasing agreements. Management determined that, as of December 31, 2003, a write-down of the intangible asset was necessary as the Company's projection of future cash flows indicated an impairment of $110,000. This amount is included in the Statement of Operations under the caption (Loss on Impairment of Intangible Asset).

Also, in October 2003, the Company issued 4,542 shares of its common stock to employees. The Company valued the shares at the fair market value on the date of issuance and recorded salary expense of $8,175 or
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8. STOCKHOLDERS' DEFICIT (CONTINUED)

$1.80 per share, respectively.

In November 2003, in order to secure the performance of the Company's obligations under a new line of credit, the Company granted the lender a continuing lien on and security interest in 250,000 newly issued shares of its common stock.

In December 2003, the Company issued 30,000 shares of its common stock to two consultants for services rendered. The Company valued these shares at fair market value of $43,600 or $1.45 per share.

In accordance with the reverse merger accounting and the recapitalization of the Company all expense amounts pertaining to iGames, prior to the reverse merger on January 2, 2004, have been restated as paid-in capital.

On January 2, 2004, the Company issued 2,500,000 warrants to acquire shares of the Company's common stock and the company issued 1,351,640 shares of Series A Preferred Stock to the former stockholders of Money Centers of America, Inc. in connection with the merger; such warrants are exercisable at $0.01 per share and expire ten years from the grant date.

On January 2, 2004, the Company issued 2,635,000 options to acquire shares of the Company's common stock to Christopher Wolfington; such options are exercisable at $0.01 per share and expire ten years from the date of the grant. The Company has valued these options at $4,453,150 or $1.70 per option utilizing the intrinsic value pricing model.

On January 12, 2004, one option holder exercised his right to purchase 62,500 at ..40 per share. The company received gross proceeds in the amount of $25,000.

On January 21, 2004, the Company issued 270,000 options to acquire shares of the Company's common stock to various employees; such options are exercisable at $0.01 per share and expire ten years from the date of the grant. The Company has valued these options at $423,900 or $1.57 per option utilizing the intrinsic value pricing model.

On January 21, 2004, the Company issued 220,000 options to acquire shares of the Company's common stock to consultants; such options are exercisable at $0.01 per share and expire ten years from the grant date. The Company valued these options utilizing the Black-Scholes options pricing model using the following assumptions: risk free interest rate of 3.5%, volatility of 89.24%, an estimated life of ten years, and dividend yield of 0%. The Company recognized $346,368 in noncash compensation relating to the issuance of these options.

On January 30, 2004, the Company issued 25,000 shares of its common stock to a consultant for service rendered. The Company valued the shares at the fair market value on the date of issuance and recorded consulting expense of $30,000, or $1.20 per share.

During the year ended March 31, 2004, Money Centers, issued capital distributions relating to its status as an S Corporation of $200,410.

Pursuant to the terms of a common stock offering with registration rights, the company has accrued penalties in the amount of 22,500 shares. The Company has valued these shares at $24,035.

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. STOCKHOLDERS' DEFICIT (CONTINUED)

    Stock option and warrant activity for the year ended March 31, 2004 is summarized as follows:

                                            Number of           Weighted Average
                                             Shares              Exercise Price
                                           ----------           ----------------
    Outstanding at March 31, 2003          1,355,314            $          4.32
        Granted                            5,982,500                        .31
        Exercised                            (68,750)                     (0.40)
        Canceled                                   -                          -
                                           ----------           ----------------

    Outstanding at March 31, 2004           7,269,064           $          1.05
                                           ==========           ================

    The following table summarizes the Company's stock options and warrants outstanding at March 31, 2004:

                                            Options and
                                        Warrants Outstanding
                          -------------------------------------------------


                                         Weighted                 Weighted
                                         Average                  Average
          Range of                       Remaining                Exercise
       Exercise Price     Number         Life                     Price
       --------------   ---------      ------------         ---------------
        $2.40 - 4.00      237,500             4.25                  $ 3.24
         4.00-6.00      1,286,564             2.50                    5.00
            8.00          125,000            10.00                    8.00
            .01         5,620,000            10.00                     .01
                        ---------
                        7,269,064

All outstanding options and warrants are exercisable at March 31, 2004. Compensation expense, net income or earnings per share would not have changed had the Company applied SFAS No. 123 instead of APB No. 25.

9. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

--------------------------------- --- ------------------------------------------
                                                      March 31,
--------------------------------- --- ------------------------------------------
                                          2004                       2003
--------------------------------- --- -------------- ---- ----------------------
Deferred tax assets:
--------------------------------- --- -------------- ---- ----------------------
Net operating loss carryforwards   $      1,090,000   $                 640,000
--------------------------------- --- -------------- ---- ----------------------
Less valuation allowance                 (1,090,000)                   (640,000)
--------------------------------- --- -------------- ---- ----------------------
Net deferred tax assets            $              -   $                       -
--------------------------------- --- ============== ---- ======================
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



9. INCOME TAXES (CONTINUED)

The net change in the valuation allowance during the year ended March 31, 2004 was an increase of $450,000.

The reconciliation of the income tax computed at the U.S. federal statutory rate to income tax expense for the period ended March 31, 2004 and 2003:

-------------------------------------------- --- -------------------------------
                                                         March 31,
-------------------------------------------- --- ----------- --- ---------------
                                                     2004               2003
-------------------------------------------- --- ----------- --- ---------------
Tax benefit at federal statutory rate (34%)  $    2,256,000  $          792,000
-------------------------------------------- --- ----------- --- ---------------
Nondeductible stock compensation                 (1,796,000)           (335,000)
-------------------------------------------- --- ----------- --- ---------------
Non-deductible expenses                             (10,000)
-------------------------------------------- --- ----------- --- ---------------
Change in valuation allowance                      (450,000)           (457,000)
-------------------------------------------- --- ----------- --- ---------------
Net income tax benefit                       $            -  $                -
-------------------------------------------- --- =========== --- ===============


FASB No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance at March 31, 2004 and 2003 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. At March 31, 2004, the Company has available net operating loss carryforwards of approximately $3,200,000, which expire in the year 2023. Certain amounts would be subject to the limitations under Section 382 of the Internal Revenue Code relating to changes in ownership.


10.   COMMITMENTS

a. LEASE COMMITMENTS

   The Company leases office space in Minnesota on a month to month basis for $738 per month.

   The Company leases office space in Florida on a month to month basis for $3,450 per month.

   The Company leases office space in Nevada on a month to month basis for $1,325 per month.

   The Company's total rent expense under operating leases was approximately $66,200 and $9,000 for the years ended March 31, 2004 and 2003, respectively.

b. CASINO CONTRACTS

   MCA operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

   Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10. COMMITMENTS (CONTINUED)

            - A dollar amount, as defined by the contract, per transaction volume processed by MCA.

            - A percentage of MCA's profits at the respective location.

      As of March 31, 2004 the Company has recorded $333,299 of accrued commissions on casino contracts.

      Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

11. CONCENTRATION OF CREDIT RISK

The Company maintains cash in bank accounts which exceed federally insured limits. At March 31, 2004, the Company had deposits in excess of federally insured amounts aggregating approximately $1,100,000 at various financial institutions. The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

For the year ended March 31, 2004, 57 % of total revenues were derived from operations at 1 casino.


12. DUE TO OFFICER

Amounts due to officer bear an interest rate of 10% per annum, payable monthly and due on demand.

13. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $10,224,394 as of March 31, 2004 and had net losses and cash used in operations of $6,634,586 and $128,948 respectively, for the year ended March 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

14.   LITIGATION

On March 24, 2004, we filed a complaint in United States District Court for the District of Delaware against Equitex, Inc. and its wholly-owned subsidiary, Chex Services, Inc. d/b/a Fastfunds ("Chex"). In the complaint, we allege that Equitex and Chex committed numerous breaches of the terms of the November 3, 2003 Stock Purchase Agreement pursuant to which we were to have acquired Chex from Equitex, entitling us to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of our transaction costs from Equitex and Chex, that Chex wrongfully and tortiously declared a default under
                   iGAMES ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.      LITIGATION (CONTINUED)

the $2,000,000 promissory note that we issued to Chex in connection with our acquisition of Available Money, and that Equitex and Chex tortiously interfered with our relationship with our senior lender. We seek to recover the $1,000,000 termination fee and transaction costs together with significant damages that resulted from the defendants' breaches and tortuous conduct.

On March 23, 2004, Equitex filed an action in Delaware state court concerning the same Stock Purchase Agreement at issue in the Delaware federal action that we filed, alleging that Equitex was entitled to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of transaction costs. We removed this action to the Delaware federal district court. We are vigorously defending this action and believe that Equitex's and Chex's claims are unfounded. We have filed a counterclaim that restates the claims made in the federal action that we filed. We expect that the two Delaware federal actions will be combined into a single case.

On March 15, 2004, Chex filed a complaint in the District Court of the State of Minnesota for the County of Hennepin against us alleging that we defaulted on interest payments on a $2,000,000 promissory note evidencing our obligation to repay a loan that Chex extended to us in connection with our acquisition of Available Money (the "Minnesota Complaint"). The complaint seeks payment of the principal balance of the loan and accrued interest thereon. Chex further alleged that we are liable to them for a penalty fee of $1,000,000 as the result of the alleged termination by Equitex of the November 3, 2003 Stock Purchase Agreement. We subsequently removed the Minnesota Complaint to the United States District Court for the District of Minnesota. On June 23, 2004, the United States District Court for the District of Minnesota transferred this action to the United States District Court for the District of Delaware. We anticipate that this action will be consolidated with the other actions listed above that are pending in to the United States District Court for the District of Delaware. We are vigorously defending this action, which is still in the pleadings stage, and believe that Chex's claims lack merit.

In addition, we are from time to time, during the normal course of our business operations, subject to various litigation claims and legal disputes. We do not believe that the ultimate disposition of any of these matters will have a material adverse effect on our consolidated financial position, results of operations or liquidity.

                         MONEY CENTERS OF AMERICA, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


                                     ASSETS

Current assets:
     Cash and cash equivalents                                     $  1,210,100
     Restricted cash                                                  2,204,557
     Accounts receivable                                                888,862
     Loans receivable                                                    58,000
     Prepaid expenses and other current assets                          429,912
                                                                   -------------
        Total current assets                                          4,791,431

Property and equipment, net                                             378,761

Intangible assets, net                                                5,138,607

Deferred financing costs                                                108,455
                                                                   -------------
                                                                   $ 10,417,254
                                                                   =============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable                                              $    992,708
     Accrued expenses                                                   170,212
     Current portion of capital lease                                    18,369
     Loans payable                                                    2,000,000
     Notes payable                                                      160,000
     Note payable, related party                                        201,154
     Lines of credit                                                  6,175,878
     Due to officer                                                     314,512
     Commissions payable                                              1,023,556
     Dividends payable                                                   23,875
                                                                   -------------

        Total current liabilities                                    11,080,264

Long-term liabilities:
Capital lease                                                            32,327
                                                                   -------------



Stockholders' Deficit:

     Preferred stock; $.001 par value, 5,000,000 shares
      authorized 1,351,640 shares issued and outstanding                  1,351
     Common stock; $.004 par value, 50,000,000 shares
      authorized 5,524,393 shares issued and outstanding                 22,097
     Additional paid-in capital                                      10,913,190
     Accumulated deficit                                            (11,631,975)
                                                                   -------------

        Total stockholders' deficit                                    (695,337)
                                                                   -------------

                                                                   $ 10,417,254
                                                                   =============




   The accompanying notes are an integral part of these financial statements.
                                      F-23

                         MONEY CENTERS OF AMERICA, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                              THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                 SEPTEMBER 30,              SEPTEMBER 30,
                                                      -------------------------------  -------------------------------
                                                           2004            2003            2004             2003
                                                      ---------------  --------------  --------------  ---------------
Revenues                                              $    4,767,853   $   1,748,992   $   9,382,410   $    3,076,080

Operating expenses                                         4,040,955       1,492,746       7,882,187        2,524,748
                                                      ---------------  --------------  --------------  ---------------

Gross profit                                                 726,898         256,246       1,500,223          551,332

Selling, general and administrative expenses                 568,326         246,055       1,119,203          444,170

Depreciation and amortization                                454,282          47,558         778,715           83,284
                                                      ---------------  --------------  --------------  ---------------

Operating income (loss)                                     (295,710)        (37,367)       (397,695)          23,878

Other income (expenses):

Interest expense, net                                       (488,029)        (64,967)     (1,010,056)         (88,516)
Other income                                                       -           3,263             170            3,263
                                                      ---------------  --------------  --------------  ---------------
                                                            (488,029)        (61,704)     (1,009,886)         (85,253)
                                                      ---------------  --------------  --------------  ---------------

Net loss                                                    (783,739)        (99,071)     (1,407,581)         (61,375)
                                                      ===============  ==============  ==============  ===============

Net loss per common share basic and diluted           $        (0.14)  $       (0.03)  $       (0.26)  $        (0.02)
                                                      ===============  ==============  ==============  ===============

Weighted Average Common Shares Outstanding
     -Basic and Diluted                                    5,524,530       3,433,438       5,314,387        3,323,214
                                                      ===============  ==============  ==============  ===============


   The accompanying notes are an integral part of these financial statements.
                                      F-24

                  MONEY CENTERS OF AMERICA, INC.

                     STATEMENTS OF CASH FLOWS
                            (UNAUDITED)


                                                                 Six Months Ended
                                                                   September 30,
                                                       ----------------------------------
                                                            2004               2003
                                                       ----------------   ---------------
Cash flows from operating activities:
     Net loss                                          $    (1,407,581)   $      (61,375)
     Adjustments used to reconcile loss to net cash
       provided (used) by operating activities:
          Depreciation and amortization                        778,815            83,284
          Gain on disposal of assets                                 -            (3,263)
          Increase in:
             Accounts payable                                  336,408            15,823
             Accrued expenses                                   59,103             2,785
             Commissions payable                               690,257           211,172
          (Increase) decrease in:
             Prepaid expenses and other current assets        (238,467)          (21,100)
             Accounts receivable                                 5,356          (542,761)
             Loans receivable                                        -           181,312
                                                       ----------------   ---------------

Net cash provided (used) by operating activities               223,891          (134,123)

Cash flows from investing activities:
     Proceeds from disposal of assets                                -            22,760
     Purchases of property and equipment                       (32,924)         (212,231)
     Purchase of intangible assets                             (35,000)          (10,552)
     Purchase of deferred financing                                  -           (77,245)
                                                       ----------------   ---------------

Net cash used by investing activities                          (67,924)         (277,268)

Cash flows from financing activities:
     Increase in restricted cash                            (1,261,336)         (432,270)
     Net change in line of credit                            3,737,760           677,792
     Capital lease obligation                                        -           148,437
     Payments on capital lease obligations                      (9,684)          (77,834)
     Increase in loans payable                                       -            26,687
     Advances to officer                                             -           (17,927)
     Advances from officer                                           -           100,000
     Proceeds from notes payable                               210,000                 -
     Payments on notes payable                              (1,858,500)                -
     Decrease in loans receivable                                5,000                 -
     Dividends                                                  (1,125)          (47,500)
                                                       ----------------   ---------------

Net cash provided by financing activities                      822,115           377,385

NET INCREASE (DECREASE) IN CASH                                978,082           (34,006)

CASH, beginning of period                                      232,018         1,363,450
                                                       ----------------   ---------------

CASH, end of period                                    $     1,210,100    $    1,329,444
                                                       ================   ===============

Supplemental disclosures:

     Cash paid during the period for interest          $     1,010,056    $       88,516
                                                       ================   ===============



   The accompanying notes are an integral part of these financial statements.
                                      F-25

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

iGames Entertainment, Inc. (the "Company" or "iGames") was originally incorporated in the State of Florida on May 9, 2001 under the name Alladin Software, Inc. On June 25, 2001, the Company changed its name to iGames Entertainment, Inc. On July 10, 2001, iGames Entertainment, Inc. was incorporated in Nevada, and iGames Entertainment, Inc., a Florida corporation, became a wholly-owned subsidiary.

On January 2, 2004, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among Money Centers of America, Inc. (Money Centers), Christopher M. Wolfington, iGames, Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., a wholly-owned subsidiary of iGames, Money Centers Acquisition, Inc. was merged with and into Money Centers and Money Centers, as the surviving corporation, became a wholly-owned subsidiary of iGames (the "Merger"). For accounting purposes, the transaction was treated as a recapitalization and accounted for as a reverse acquisition Therefore, the financial statements reported herein and accompanying notes thereto reflect the assets, liabilities and operations of Money Centers as if it had been the reporting entity since inception. In connection with the Merger, all of the issued and outstanding shares of capital stock of Money Centers were tendered to iGames and iGames issued to the Money Centers stockholders an aggregate of 1,351,640 shares of iGames Series A Convertible Preferred Stock, $.001 par value per share, and warrants to purchase an aggregate of 2,500,000 shares of iGames common stock, par value $.004 per share, at an exercise price of $.01 per share. Each share of Series A Convertible Preferred Stock is entitled to ten votes in all matters submitted to a vote of iGames shareholders and is convertible at the option of the holders into ten shares of common stock at any time after the date on which iGames amends its articles of incorporation to increase the number of authorized shares of its common stock to at least 125,000,000.

Money Centers is a single source provider of cash access services to the gaming industry. Money Centers has combined state-of-the-art technology with personalized customer services to deliver the best in ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. The Company believes that the acquisition of Money Centers will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to identify fragmented segments of the market to capitalize on merger and acquisition targets of synergistic companies that support our business model. The combined companies will gain wider exposure within the casino and gaming industry.

Pursuant to the terms of a Stock Purchase Agreement between iGames, Helene Regen and Samuel Freshman dated January 6, 2004 (the "Stock Purchase Agreement"), iGames acquired all of the issued and outstanding shares of capital stock of Available Money, a provider of cash access services based in Los Angeles, California. The purchase price of this transaction was $6,000,000, $2,000,000 of which was paid in cash at closing, $1,850,000 of which was paid in cash on April 12, 2004, and $2,000,000 of which was paid by issuance of 1,470,589 shares of iGames common stock on April 12, 2004, see note 13.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1. ORGANIZATION (CONTINUED)

The Stock Purchase Agreement provides for adjustment of the purchase price in the event that certain of Available Money's customer contracts do not renew or that the former stockholders of Available Money do not provide iGames with assistance in obtaining renewals of such contracts. We are withholding payment of the remaining $150,000 of the purchase price in accordance with these provisions of the Stock Purchase Agreement.

The primary assets acquired as a result of this transaction are Available Money's contracts to provide automatic teller machines to 18 customers, 15 of which are traditional casino operations. The former stockholders of Available Money retained the right to receive all payments subsequent to the closing date that relate to services provided by Available Money through December 31, 2003 and are jointly and severally liable for all costs and expenses incurred by Available Money relating to services rendered on or before December 31, 2003.

2. UNAUDITED INTERIM INFORMATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the financial statements and related footnotes for the fiscal year ended March 31, 2004 and notes thereto contained in the annual report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the six months ended September 30, 2004 are not necessarily indicative of the results for the full fiscal year ending March 31, 2005.

3.  RECLASSIFICATION

Certain prior periods balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' deficit.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4. NOTES PAYABLE

      Notes payable at September 30, 2004 consisted of the following:

                                                                                            2004
                                                                                       ---------------
     On March 1, 2002, the Company issued a convertible promissory note to an individual in the principal amount of $100,000. From July 2003 through
     September 2004, the Company repaid $90,000 of this debt. The remaining principal balance of this note of $10,000 continues to bear interest at 10%
     per annum and is due upon demand.                                                 $       10,000

     The Company borrowed $2,000,000 from Chex Services, Inc. to pay the first
     $2,000,000 to the former owners of Available Money. The loan bears interest at a rate of 15% per annum from January 6, 2004 until February 1, 2004 (25
     days).  Thereafter in lieu of interest the lender is entitled to 50% of the            2,000,000
     operating income of Available Money.  To date the operating income of
     Available Money has been immaterial.  This note is currently in litigation, see note 11.

     This represents the remaining $150,000 of the Available Money Purchase. As stated in Note 1 this amount is being withheld from Helene Reagan and 150,000 Samuel Freshman in accordance with the agreement provisions regarding the extensions of various contracts.

     On September 10, 2004, the Company borrowed $210,000 from a family member of an officer of the company to pay an advance on commissions to a new casino.  This note is shown net of a discount $8,846 for the value of various warrants issued in conjunction with the loan.  The discount of
     $8,846 is amortized over 17 months and begins October 1, 2004.  The note bears interest at 10% per annum and is payable monthly, beginning October
     1, 2004.  The principal amount of this note is repayable in monthly
     payments payable on the 1st day of each month commencing with the second                 201,154
     month following the month in which Money Centers of America, Inc. commences operations at Angel of the Winds Casino (the "Gaming Establishment"), and
     continuing on the 1st day of each month thereafter through April 30, 2005.
     Per the contract between MCA and Angel of the Winds Casino, this note's interest is deductible from the commission that MCA pays the Casino on a monthly basis.
                                                                                       ---------------

                                                                                       $    2,361,154
                                                                                       ===============

5. LINES OF CREDIT

On April 12, 2004 we entered into a term note in the principal amount of $2,050,000 payable to Mercantile Capital. The note with Mercantile bears interest at 17% and is payable over a 24 month period.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6. STOCKHOLDERS' DEFICIT

We incurred $6,000,000 of debt associated with our acquisition of Available Money. $2,000,000 of this indebtedness was paid by tender of an aggregate of 1,470,590 shares of our common stock to the previous shareholders of Available Money. The terms of the Stock Purchase Agreement allow for certain purchase price adjustments associated with this indebtedness that may lower the actual amount we are required to pay. The actual amount paid will not be determined until certain events outlined in the Stock Purchase Agreement have materialized. As of the date of this report, we have withheld $150,000 of the purchase price set forth in the Stock Purchase Agreement due to non-renewal of certain Available Money contracts and claims against Available Money for reimbursement of expenses that they are obligated to pay pursuant to the Stock Purchase Agreement, see note 11 and note 12.

Pursuant to the terms of a common stock offering with registration rights, the company has accrued penalties in the amount of 55,000 shares. The Company has valued these shares at $38,385.

Stock option and warrant activity for the six months ended September 30, 2004 is summarized as follows:

                                            Number of           Weighted Average
                                            Shares               Exercise  Price
                                           ----------           ----------------

    Outstanding at March 31, 2004          7,269,064            $           .95
        Granted                              112,500                        .54
        Exercised                                  -                          -
        Canceled                                   -                          -
                                           ----------           ----------------

    Outstanding at September 30, 2004      7,381,564            $           .94
                                           ==========           ================

    The following table summarizes the Company's stock options and warrants outstanding at September 30, 2004:

                                            Options and
                                        Warrants Outstanding
                          -------------------------------------------------

                                         Weighted               Weighted
                                        Average                  Average
          Range of                      Remaining                Exercise
       Exercise Price    Number         Life                     Price
       --------------    ----------     ----------             ---------

       $2.40 - 4.00        237,500       3.75                  $ 3.24
         4.00-6.00       1,286,564       2.00                    5.00
            8.00           125,000       9.50                    8.00
            .01          5,620,000       9.50                     .01
            .70             62,500       9.75                     .70
            .33             25,000       5.00                     .33
            .33             25,000       1.42                     .33
                         -------------------------------------------------
                         7,381,564
                         =========

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6. STOCKHOLDERS' DEFICIT (CONTINUED)

All outstanding options and warrants are exercisable at September 30, 2004. Compensation expense, net income or earnings per share would not have changed had the Company applied SFAS No. 123 instead of APB No. 25.

7.   COMMITMENTS

a. LEASE COMMITMENTS

   In conjunction with converting all of the Available Money ATM's, the Company now pays rent to various mall properties where it has ATM machines. These monthly rents average $42,000 per month.

   The Company is party to a three year lease agreement pursuant to which it rents office space in Pennsylvania at a monthly rent of $2,200. The first three months of this lease will only require payment of monthly operating expenses. This lease commences when the landlord has completed refitting the space. The lease has not yet commenced because the landlord has not yet finished the refit of the office.

   The Company's total rent expense under operating leases was approximately $275,751 and $6,616 for the six months ended September 30, 2004 and 2003, respectively.

8. CONCENTRATION OF CREDIT RISK

The Company maintains cash in bank accounts which exceed federally insured limits. At September 30, 2004, the Company had deposits in excess of federally insured amounts aggregating approximately $5,930,000 at various financial institutions. The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

For the six months ended September 30, 2004, 27% of total revenues were derived from operations at one casino. No other customer represented more than ten percent of our total revenues for the six months ended 2004.

9. DUE TO OFFICER

Amounts due to officer are evidenced by notes in the aggregate amounts of $338,600 that bears interest at a rate of 10% per annum, payable monthly and are due on demand. This consists of $100,000 loaned to the company by the officer in fiscal year 2004. This amount also includes a monies due the officer in the amount of $6,771 from 2002, sales commissions due the officer in the amount of $21,029 from 2001, sales commissions due the officer in the amount of $5,000 from fiscal year 2003 and the officer's fiscal year 2004 bonus per his employment agreement in the amount of $205,800. Payments in the amount of $24,088 paid to the officer have been netted to this note. The officer has been paid $20,278 in interest on this note during the six months ended September 30, 2004.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. INTEREST EXPENSE

Included in the interest expense are monies owed to a vendor for interest charges. The interest is based on the amount of restricted cash in our ATM machines and network, and is calculated on a daily basis. The balance of this restricted cash at September 30, 2004 was approximately $5,900,000.


11. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $11,631,975 as of September 30, 2004 and had net losses for the six months ended September 30, 2004 and a negative working capital of $6,288,833. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


12. LITIGATION

On March 24, 2004, we filed a complaint in United States District Court for the District of Delaware against Equitex, Inc. and its wholly-owned subsidiary, Chex Services, Inc. d/b/a Fastfunds ("Chex"). In the complaint, we allege that Equitex and Chex committed numerous breaches of the terms of the November 3, 2003 Stock Purchase Agreement pursuant to which we were to have acquired Chex from Equitex, including (i) false representations and warranties related to terminated Chex casino contracts and over $600,000 in bad debts, (ii) material misrepresentations in SEC filings, (iii) entering into material financing transaction in violation of the covenant not to enter into transactions outside the ordinary course of business and (iv) failure to proceed in good faith toward closing, including notifying iGames that Equitex could not close on the transaction as structured. These breaches entitle us to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of our transaction costs (estimated at over $750,000) from Equitex and Chex. Our complaint also states that Chex wrongfully and tortiously declared a default under the $2,000,000 promissory note that we issued to Chex in connection with our acquisition of Available Money, and that Equitex and Chex tortiously interfered with our relationship with our senior lender. We seek to recover the $1,000,000 termination fee and transaction costs together with significant damages that resulted from the defendants' breaches and tortuous conduct.

On March 23, 2004, Equitex filed an action in Delaware state court concerning the same Stock Purchase Agreement at issue in the Delaware federal action that we filed, alleging that Equitex was entitled to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of transaction costs. We removed this action to the Delaware federal district court. We are vigorously defending this action and believe that Equitex's and Chex's claims are unfounded. We have filed a counterclaim that restates the claims made in the federal action that we filed.

On March 15, 2004, Chex filed a complaint in the District Court of the State of Minnesota for the County of Hennepin against us alleging that we defaulted on interest payments on a $2,000,000 promissory note evidencing our obligation to repay a loan that Chex extended to us in connection with our acquisition of Available Money (the "Minnesota Complaint"). The Minnesota complaint seeks payment of the principal balance of the loan and accrued interest thereon. Chex initially alleged that we are liable to them for a penalty fee of $1,000,000 as

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12. LITIGATION (CONTINUED)

the result of the alleged termination by Equitex of the November 3, 2003 Stock Purchase Agreement, but have since waived their claims to the penalty fee. We subsequently removed the Minnesota Complaint to the United States District Court for the District of Minnesota. On June 23, 2004, the United States District Court for the District of Minnesota transferred this action to the United States District Court for the District of Delaware. This case and the two Delaware federal court actions described above have since been consolidated by the United States District Court for the District of Delaware. We are vigorously defending this action, which is still in the pleadings stage, and believe that Chex's claims lack merit.

On July 15, 2004, the former stockholders of Available Money, Inc. filed a lawsuit in the United States District Court for the District of Delaware against us and Christopher M. Wolfington, our Chief Executive Officer. The complaint arises out of our purchase of the capital stock of Available Money, Inc. pursuant to the Stock Purchase Agreement and alleges that we failed to make required payments of the purchase price set forth in the Stock Purchase Agreement. In addition, the former stockholders of Available Money also filed a Motion for a Standstill Order/Temporary Restraining Order that the court denied without a hearing. As we have paid or tendered to the former Available Money stockholders which represents all consideration now due to them under the Stock Purchase Agreement, we believe that this lawsuit is frivolous. Accordingly, we believe that the suit was filed for inappropriate purposes and will vigorously defend against this action and seek sanctions for filing of a frivolous suit. We also anticipate filing counterclaims against Howard Regen, Helene Regen and Samuel K. Freshman seeking substantial reduction in the purchase price and other damages and remedies based on fraud and misrepresentations by them in connection with the transaction.

On Friday, November 12, 2004, the Honorable Kent A. Jordan of the United States District Court for the District of Delaware heard oral argument on a motion for summary judgment that was recently filed by Chex Services, Inc. The motion sought a judgment for sums allegedly due on the January 6, 2004 Term Loan Note between iGames Entertainment, Inc. and Chex Services, Inc. Judge Jordan denied the motion and determined that the issues raised by Chex's motion would have to await trial.

In addition, we are from time to time, during the normal course of our business operations, subject to various litigation claims and legal disputes. We do not believe that the ultimate disposition of any of these matters will have a material adverse effect on our consolidated financial position, results of operations or liquidity.

13.      SUBSEQUENT EVENTS

One of Available Money's casino customers terminated its contract with Available Money effective November 1, 2004. This customer has communicated to us that this termination was not due to service or compliance issues but was the result of a contract concession to its lender, who also provides cash access services. Pursuant to the Stock Purchase Agreement dated January 6, 2004 between the Company and the former stockholders of Available Money, the Company is entitled to a significant purchase price adjustment as a result of this contract termination and has cancelled an aggregate of 826,128 shares of its common stock that it issued to the former stockholders of Available Money in order to effect this purchase price adjustment. At this time, we do not believe that the termination of this contract will have a material adverse effect on our revenues, net income or cash flow from operations.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13. SUBSEQUENT EVENTS (CONTINUED)

On October 15, 2004, pursuant to an Agreement and Plan of Merger dated as of August 10, 2004 (the "Merger Agreement") by and between iGames and us, iGames was merged with and into us. Pursuant to the Merger Agreement, the holder of each share of iGames' common stock received one share of our common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received
11.5 shares of our common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' January 2004 acquisition of us (the "Merger Warrants"), are deemed options and warrants to purchase the same number of shares of our common stock with no change in exercise price. The Merger Warrants were cancelled in exchange for
1.15 shares of our common stock for each share of common stock purchasable thereunder.

In addition, as a result of this merger, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws govern the rights of our stockholders. We have also assumed administration of the iGames' Amended and Restated 2003 Stock Incentive Plan. iGames had a fiscal year that ended on March
31. We presently have a fiscal year that ends on December 31. We intend to retain our December 31 fiscal year and to file an Annual Report on Form 10-KSB covering the transition period. Our common stock is now quoted on the Over-the-Counter Bulletin Board under the symbol "MCAM."

Money Centers began full service operation at a new casino on October 28, 2004.

Until ________ [DATE], 2005 [90 days
from the date of this prospectus], all
dealers that effect transaction in these
securities, whether or not participants
in this offering, may be required to
deliver a prospectus. This is in addition
to the dealers' obligations to deliver a
prospectus when acting as underwriters
and with respect to unsold allotments or
subscriptions.
No dealer, salesman or any other person           MONEY CENTERS OF AMERICA, INC.
has been authorized to give any
information or to make any                               6,977,343 SHARES OF
representations other than those                            COMMON STOCK
contained in this prospectus in
connection with the offer made by this
prospectus and, if given or made, such
information or representations must not
be relied upon as having been
authorized by Money Centers of
America, Inc.  This prospectus does not                    _____________
constitute an offer to sell or solicitation
of an offer to buy any securities in any                    PROSPECTUS
jurisdiction in which such offer or
solicitation is not authorized, or in                     ______________
which the person making such offer or
solicitation is not qualified to do so, or
to any person to whom it is unlawful to
make such offer or solicitation.  Neither
the delivery of this prospectus nor any
sale made hereunder shall, under any
circumstances, create any implication                     ________, 2005
that there has been no change in the
affairs of Money Centers of America,
Inc. or that information contained
herein is correct as of any time
subsequent to the date hereof.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

         The Money Centers certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Money Centers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."


         Item 25.   Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses payable by us in connection with the offer and sale of the shares of our common stock being registered by this registration statement. All amounts are estimates except for the SEC registration fee:

                    Item                           Amount Payable by the Company
        SEC Registration Fee                                  $ 4,433.26
        Printing and Engraving Expense                         10,000.00
        Transfer Agent's Fee                                    3,000.00
        Legal Fees and Expenses                                25,000.00
        Accounting Fees and Expenses                            7,000.00
        Blue Sky Fees and Expenses                              5,000.00
        Miscellaneous Expenses                                  5,566.74
                                                              -----------
         Total                                                $60,000.00
                                                              ===========

         Item 26.   Recent Sales of Unregistered Securities.


Recent Sales of Unregistered Securities and Use of Proceeds

         The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act of 1933. All share figures reflect the 1-for-4 reverse stock split that occurred on December 11, 2003.

         On March 1, 2002, we sold for $100,000 to a single investor a 10% convertible promissory note due September 1, 2002 in the principal amount of $100,000 pursuant to the exemption afforded by Section 4(2) of the Securities Act. The note is convertible into unregistered shares of common stock and common stock purchase warrants.

         In August 2002, we issued options to acquire 25,000 shares of our common stock to a consultant; such options are exercisable at $0.40 per share and expire three years from the grant date. We recognized $41,330 in non-cash compensation relating to the issuance of these options. Subsequently, in April 2003, we agreed with the consultant to cancel these options and to issue 25,000 shares of common stock as compensation for the services provided. These shares were valued at $71,000.

         In August 2002, we issued options to acquire 6,250 shares of our common stock to an employee; such options are exercisable at $0.40 per share and expire three years from the date of the grant. We valued these options at $10,333 or approximately $1.65 per option.

         In September 2002, we sold 375,000 units consisting of one share of its common stock and one warrant to purchase a share of common stock (exercisable at $4.00) for $2.00 per unit to seven investors. We received proceeds from this stock sale of $652,500, which is net of offering costs paid of $97,500. None of the foregoing warrants have been exercised as of the date hereof.

         In October 2002, a note of $150,000 was converted into 75,000 shares of our common stock.

         In October 2002, we issued 37,500 shares of its restricted common stock to one of our directors who provided both financial and marketing consulting services. Such shares were valued at the fair market value on the date of the grant. We recorded $172,500 in noncash compensation.

         In October 2002, 2,500 shares of our previously issued shares were cancelled.

         During the year ended March 31, 2003, we issued 300,000 shares of our common stock to employees and consultants for services rendered. Accordingly, we have recorded $772,000 ($2.00-$5.20 per share), net of deferred compensation of $62,500, in compensation to reflect the issuance of these shares.

         In February 2003, we issued 75,000 shares of our common stock for the patent right to our Table Slots product. The shares were valued at the approximate fair market value on the date of the agreement.

         In March 2003, we sold 1,030,000 units consisting of one quarter of a share of our common stock and a warrant to purchase one quarter of a share of common stock (exercisable at $1.50) for $0.50 per unit to eight accredited investors. We received proceeds from this stock sale of $448,050, which is net of offering costs paid of $66,950. Additionally, we issued 1,250 shares of its common stock as part of the offering costs of this capital raise. None of the foregoing warrants have been exercised as of the date hereof.

         In May 2003, we granted options to purchase 62,500 shares of our common stock at an exercise price of $2.04 per share to our former chief executive officer pursuant to the terms of his employment agreement. These shares were issued pursuant to Section 4(2) of the Securities Act.

         In June 2003, we sold 500,000 units to a single investor consisting of one quarter of a share of our common stock and a warrant to purchase one quarter of a share of common stock (exercisable at $1.00) for $0.50 per unit. We received proceeds from this stock sale of $235,000, which is net of offering costs paid of $15,000. None of the foregoing warrants have been exercised as of the date hereof.

         In June 2003, we issued 80,000 shares of our restricted common stock to consultants for services rendered. We valued these shares at $2.84 per share and recorded noncash compensation expense of $144,800. The amortization of deferred compensation resulted in a noncash compensation expense of $18,750 for the quarter June 30, 2003.

         In July 2003, we issued 62,500 shares of restricted common stock to our chief executive officer pursuant to the terms of his employment agreement. We valued these shares at $2.28 per share, the fair market value of our common stock on the date of grant.

         In October 2003, we sold 100,000 units to a single accredited investor consisting of one quarter of a share of our common stock and a warrant to purchase one half of a share of common stock (exercisable at $1.20) for $0.25 per unit. We received proceeds from this stock sale of $25,000. None of the foregoing warrants have been exercised as of the date hereof.

         In October 2003, we sold 25,000 units consisting of one share of our common stock and two warrants to purchase a share of our common stock at an exercise price of $0.60 per share. The purchase price of these units was $.25 per unit and we received gross proceeds from this stock sale of $25,000. The units, shares of common stock and warrants were sold pursuant to Section 4(2) of the Securities Act.

         In October 2003, we issued 81,750 shares of our common stock to three consultants for services rendered. We valued the shares at a contemporaneous sales price on the date of issuance and recorded consulting expense of $147,690 or between $1.80, and $1.88 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act.

         In October 2003, pursuant to the terms of an asset purchase agreement, we purchased the Random X 21 product by issuing 75,000 restricted shares of common stock to the seller as payment of 50% of the purchase price. The remaining 50% of the purchase price consisting of 75,000 restricted shares of common stock will only be granted when the Company has placed at least 150 units of this table game within casinos under standard licensing/leasing agreements. These shares were issued pursuant to Section 4(2) of the Securities Act.

         Also, in October 2003, we issued 4,542 shares of our common stock to employees. We valued the shares at a contemporaneous sales price on the date of issuance and recorded salary expense of $8,175 or $1.80 per share, respectively. These shares were issued pursuant to Section 4(2) of the Securities Act.

         In November 2003, in order to secure the performance of the Company's obligations under a new line of credit, the Company granted the lender a continuing lien on and security interest in 250,000 newly issued shares of its common stock. These shares were issued pursuant to Section 4(2) of the Securities Act.

         Also, in November 2003, we issued options to purchase 62,500 shares of our common stock at an exercise price of $2.00 per share to our former chief executive officer pursuant to the terms of his employment agreement. These shares were issued pursuant to Section 4(2) of the Securities Act.

         In December 2003, we issued 25,000 shares of our common stock to a consultant for services rendered. We valued the shares at a contemporaneous sales price on the date of issuance and recorded consulting expense of $37,000 or $1.48 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

         Additionally, in December 2003, we issued 5,000 shares of our common stock to a consultant for services rendered. The Company valued the shares at a contemporaneous sales price on the date of issuance and recorded consulting expense of $6,600 or $1.32 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act.

         On January 2, 2004, we issued 1,351,640 shares of our Series A Preferred Stock and warrants to purchase 2,500,000 shares of our common stock to the stockholders of Money Centers of America, Inc. pursuant to an Agreement and Plan of Merger dated November 26, 2003, in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 thereunder.

         In January 2004, we issued options to purchase 2,635,000 shares of our common stock to Christopher M. Wolfington and options to purchase an aggregate of 490,000 shares of our common stock to 16 of our employees and consultants under our stock option plan. The securities were issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

         Additionally, in January 2004, we issued 25,000 shares of our common stock to a consultant for services rendered. We valued these shares at a contemporaneous sales price on the date of issuance and recorded consulting expense of $30,000 or $1.20 per share. All of these shares were issued pursuant to Section 4(2) of the Securities Act.

         In January 2005 we sold 984,314 shares of our common stock at $0.51 per share to three investors. These shares were sold pursuant to Rule 506 of Regulation D.

         Item 27. Exhibits, Financial Statements and Reports on Form 8-K

         (a) The following Exhibits are filed as part of this report.

 Exhibit Number    Description
          2        Agreement  and Plan of Merger  dated as of August 10,  2004 by and between iGames Entertainment, Inc. and Money Centers of America, Inc. (incorporated by reference to Exhibit 2 of Current Report on Form 8-K12g-5 filed on October 19, 2004).
        3.1        Amended and Restated Certificate of Incorporation of Money
                   Centers of America, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K12g-3 filed on
                   October 19, 2004).
        3.2        Amended and  Restated  By-laws of Money  Center of America,
                   Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K12g-3 filed on October 19, 2004).
          5        Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
                   as to the legality of the shares of common stock being registered (to be filed by amendment).
       10.1        Amended and Restated 2003 Stock  Incentive Plan of iGames
                   Entertainment,  Inc.  (incorporated  by reference to Exhibit
                   10.5 to the Annual Report on Form 10-KSB filed on July 13,
                   2004).
       10.2        Employment  Agreement  dated as of January 2, 2004 by and
                   between iGames  Entertainment,  Inc. and Christopher M.
                   Wolfington (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-KSB filed on July 13, 2004).
       10.3        Loan and Security  Agreement by and between iGames
                   Entertainment,  Inc. and  Mercantile  Capital, L.P. dated
                   November 26, 2003  (incorporated  by reference to Exhibit
                   10.1 to the Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2003 filed on February 17, 2004).

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

       10.4        Demand Note payable to the order of Mercantile Capital, L.P.
                   in the principal amount of $250,000 dated November 26, 2003
                   (incorporated by reference to Exhibit 10.2 to the Quarterly
                   Report on Form 10-QSB for the fiscal quarter ended December
                   31, 2003 filed on February 17, 2004).
       10.5        Amended and Restated Agreement and Plan of Merger By and
                   Among Money Centers of America, Inc., Christopher M.
                   Wolfington, iGames Entertainment, Inc., Michele Friedman,
                   Jeremy Stein and Money Centers Acquisition, Inc., dated as of
                   December 23, 2003 (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed on January 20, 2004).
       10.6        Stock Purchase Agreement For the Acquisition of Available
                   Money, Inc. By iGames Entertainment, Inc., from Helene Regen and Samuel Freshman dated January 6, 2004 (incorporated by reference to Exhibit 1.1 of Current Report on Form 8-K filed on January 21, 2004).
       10.7        Term Loan Note in the principal amount of $4,000,000 dated
                   January 6, 2004 issued to Chex Services, Inc. incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-KSB
                   filed on July 13, 2004).
       10.8        Software  Development  Agreement effective September  1, 2004 by and  between  Money  Centers of America, Inc. and
                   Intuicode LLC.
         21        Subsidiaries of Money Centers of America, Inc.
       23.1        Consent of Sherb & Co.
       23.2        Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as
                   to the legality of the shares of common stock being registered (to be filed by amendment).

         Item 28.   Undertakings.

         (a) We shall undertake to:

                  (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

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

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to any provisions contained in our Articles of Incorporation, By-Laws, or otherwise, we have been advised that in the opinion of the Security and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) We further undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of King of Prussia, Pennsylvania on February __, 2005.

                                        Money Centers of America, Inc.



                                     By:  /s/  Christopher M. Wolfington
                                          --------------------------------------
                                     Chief Executive Officer and Chief Financial
                                     Officer (principal financial officer and
                                     principal accounting officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Wolfington as his true and lawful attorney-in-fact, with full power of substation and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Date:   February 14, 2005         /s/ Christopher M. Wolfington
                                  ----------------------------------------------
                                  Christopher M. Wolfington
                                  Chief Executive Officer and
                                  Chief Financial Officer
                                  (principal financial officer and
                                  principal accounting officer)


Date:   February 14, 2005         /s/ Jeremy Stein
                                  ----------------------------------------------
                                  Jeremy Stein
                                  Director

Date:   February 14, 2005         /s/ Wayne DiMarco
                                  ----------------------------------------------
                                  Wayne DiMarco
                                  Director


Date:   February 14, 2005        /s/ Jonathan Robinson
                                 -----------------------------------------------
                                 Director



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